UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

FINANCIAL INSTITUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

DEAR SHAREHOLDERS:

The Annual Meeting of Shareholders of Financial Institutions, Inc. will be held at the Company’s offices at 220 Liberty Street, Warsaw, New York 14569 on Wednesday, May 6, 2009, at 10:00 a.m. for the following purposes:

1. Election of Directors.  To elect three Directors, each to serve a three-year term;

2.	Proposal for Adoption of 2009 Management Stock Incentive Plan. To consider, adopt and approve the 2009 Management Stock Incentive Plan;

3.	Proposal for Adoption of 2009 Directors’ Stock Incentive Plan. To consider, adopt and approve the 2009 Directors’ Stock Incentive Plan;

4.	Proposal for Advisory, Non-binding Approval of Executive Compensation. To consider and approve the Named Executive Officers’ Compensation; and

5.	Other Business. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business of March 16, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend. Accordingly, we request you vote at your earliest convenience. You may vote by mail, telephone or Internet. Further instructions are contained on the enclosed proxy ballot card.

Thank you for your cooperation and support.

On behalf of the Board of Directors,

Peter G. Humphrey President and Chief Executive Officer	Erland E. Kailbourne Chairman of the Board

April 1, 2009

FINANCIAL INSTITUTIONS, INC.

PROXY STATEMENT

GENERAL VOTING INFORMATION

This Proxy Statement is furnished in connection with solicitation of proxies on behalf of the Board of Directors of Financial Institutions, Inc. (“FII” or the “Company”) for the Annual Meeting of Shareholders of FII to be held at 10:00 am on May 6, 2009 at the Company’s principal executive office.

The principal executive office of FII is located at 220 Liberty Street, Warsaw, New York 14569. The main telephone number for FII is (585) 786-1100.

Under rules recently adopted by the Securities and Exchange Commission, proxy materials and the Company’s Annual Report to Shareholders are now being furnished on the Internet in addition to the paper copies of the materials being mailed to shareholders. This material is available at http://www.fiiwarsaw.com.

The close of business of March 16, 2009 has been fixed as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting. On that date there were outstanding and entitled to vote           shares of common stock, each of which is entitled to one vote on each matter at the meeting. The approximate date on which this Proxy Statement and the enclosed proxy card are being sent to shareholders is April 1, 2009.

Shareholders of record may vote by telephone, via the Internet or by mail. The toll-free telephone number and Internet web site are listed on the enclosed proxy. If you vote by telephone or via the Internet you do not need to return your proxy card. If you choose to vote by mail, please mark the ballot boxes, date and sign the proxy card, and then return it in the enclosed envelope (no postage is necessary if being mailed within the United States). If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Each proxy submitted will be voted at the meeting in accordance with the choices specified thereon and, if no choices are specified, will be voted for the election of Directors as set forth in this proxy statement and in accordance with the judgment of the persons named in the proxy with respect to any other matters which may come before the meeting, including without limitation matters raised in compliance with FII’s by-laws, which require, among other things, notice to FII at least 60 days prior to the meeting date. A shareholder giving a proxy has the right to revoke it at any time before it has been voted by (i) giving written notice to that effect to the FII Corporate Secretary, (ii) executing and delivering a proxy bearing a later date which is voted at the meeting, or (iii) attending and voting in person at the meeting.

ELECTION OF DIRECTORS and INFORMATION WITH RESPECT TO
BOARD OF DIRECTORS

Our Board of Directors is divided into three classes, one of which is elected at each Annual Meeting for a term of three years and until their successors have been elected and qualified. The Board of Directors has nominated three persons for election as Directors for the terms indicated in the following table. The Board of Directors believes that the nominees will be available and able to serve as Directors, but, if for any reason any of them should not be, the persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board of Directors. The holders of a majority of the outstanding shares of common stock are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for transaction of business. Directors are elected by a plurality of the votes cast. Proxies indicating abstentions and broker non-votes are counted as present for quorum purposes but are not counted for or against the election of Directors. Our By-laws govern the methods for counting votes and vest this responsibility in the Inspectors of Election appointed to perform this function.

The Board of Directors currently consists of twelve members. John R. Tyler, Jr., whose term expires in 2009, has elected to retire as a director and is not standing for re-election. Three Directors are nominated for re-

election. Effective at the Annual Organizational Meeting following the Annual Shareholders Meeting the Board size will be fixed at eleven members. The nominees and information about them are listed in the following table:

Director
Nominees for a	Age as of		Expiration	Expiration of
Three-year	Annual	Director	of Current	Term Upon	Company Positions and
Term:	Meeting	Since	Term	Election	Principal Occupations
Karl V. Anderson, Jr.	62	2006	2009	2012	Attorney at Law since 1972. President and CEO of Bank of Avoca from 1980 to 2002. Director of Bath National Bank from 2002 to 2005 and Director of National Bank of Geneva in 2005. Director of Five Star Bank since 2006.

Erland E. Kailbourne	67	2005	2009	2012	Chairman of the FII Board since 2006. Director of Five Star Bank since 2005. Director of the John R. Oishei Foundation, a private charitable foundation, since 1999. Director of Rand Capital Corp. since 1999. Director of Albany International Corp. since 1999. Director of New York ISO Board since 1998. Director of Allegany Co-op Insurance Company since 2000. Director of USA Niagara Development Corp. since 2001. Director of The Farash Corp. since 2008. Member of New York State Banking Department Board from 1999 to 2006. Director of NYSTAR from 2000 to 2005.

Robert N. Latella	66	2005	2009	2012	Partner and attorney with the law firm Hiscock & Barclay, LLP since 2004. Partner and attorney with the law firm Jaeckle Fleischmann & Mugel, LLP from 2000 to 2004. Director of Five Star Bank since 2005.

Vote Required.

The Board of Directors unanimously recommends that the shareholders elect the nominees, Karl V. Anderson, Jr., Erland E. Kailbourne and Robert N. Latella, and, accordingly, recommends that you vote FOR ALL NOMINEES.

The following table sets forth information about the Directors continuing in office.

	Age as of
	Annual	Director	Expiration	Company Positions and
Director Name	Meeting	Since	of Term	Principal Occupations
John E. Benjamin	67	2002	2011	President of Three Rivers Development Corporation, a not-for-profit business for the public and private economic development of businesses and government in the greater Corning, New York area, since 1981. Director of Bath National Bank from 2001 to 2005, and Five Star Bank since 2005.

Barton P. Dambra	67	1993	2011	President of Markin Tubing LP, a manufacturer of steel tubing with worldwide sales, since 1978. Director of National Bank of Geneva from 2002 to 2005, and Five Star Bank since 2005.

Thomas P. Connolly	73	2005	2010	Retired in 2005. Formerly President and shareholder with the law firm McNamee, Lochner, Titus & Williams, P.C. from 2002 thru 2004. Director of Five Star Bank since 2005.

Samuel M. Gullo	60	2000	2010	Owner and operator of Family Furniture, a retail furniture sales business, since 1976. Chief Executive Officer of American Classic Outfitters, Inc., an apparel manufacturer, since 2002. Director of Wyoming County Bank from 1996 to 2005, and Five Star Bank since 2005.

Susan R. Holliday	53	2002	2011	President and Publisher of the Rochester Business Journal, Inc., a business newspaper, since 1988. Director of Five Star Bank since 2005.

Peter G. Humphrey	54	1983	2011	President and Chief Executive Officer of FII since 1994. Chairman of the Board of FII from 2001 to 2006. Director of the New York Bankers Association since 1999. Director of the Buffalo Branch of the Federal Reserve Bank of New York from 2001 to 2006. Chairman and Director of the Board of Wyoming County Bank from 1994 to 2005. Chairman of the Board of National Bank of Geneva from 2003 to 2005. Chairman of the Board of Bath National Bank from 2003 to 2005. Chairman of the Board of First Tier Bank & Trust from 1989 to 2005. Chairman and Director of Five Star Investment Services, Inc. since 1999. Director of Burke Group, Inc. from 2002 to 2005. President, Chief Executive Officer and Director of Five Star Bank since 2005.

James L. Robinson	66	2007	2010	Retired in 2005. President, CEO and Treasurer of Olean Wholesale Grocery Cooperative, Inc., and its subsidiaries from 1977 to 2005. Director of First Tier Bank & Trust from 2003 to 2005. Director of Five Star Bank since 2007.

James H. Wyckoff	57	1985	2010	Faculty at Curry School of Education at the University of Virginia since 2008. University Professor with the Departments of Public Administration and Economics at State University of New York Albany from 1986 thru 2007. Director of National Bank of Geneva from 2004 to 2005, and Five Star Bank since 2005.

CORPORATE GOVERNANCE INFORMATION

Based on recommendations made by the Executive, Nominating and Governance Committee, the Board of Directors has determined that all current directors are “independent” under NASDAQ rules, except Peter G. Humphrey, the President and Chief Executive Officer. Relationships described in the section titled “Certain Relationships and Related Party Transactions” were taken into consideration when determining this status.

In 2008, the Board of Directors held fourteen meetings. All Directors attended more than 75% of the Board meetings and the meetings of Committees on which they serve. There is no required attendance policy with respect to the Annual Meeting of Shareholders however all of the directors did attend the 2008 Annual Meeting.

The Board of Directors has established the following three standing committees: Audit; Management Development and Compensation; and Executive, Nominating and Governance. All the committees function under written charters that outline the respective authority, membership, meetings, duties and responsibilities. These committee charters may be viewed by accessing the Investor Relations tab on the FII website (http://www.fiiwarsaw.com). The Company has a written Code of Business Conduct and Ethics policy to assist its Directors, officers, and employees in adhering to their ethical and legal responsibilities. The current version of the Code of Business Conduct & Ethics policy may also be viewed by accessing the Investor Relations tab on the FII website under the Corporate Overview Governance Documents section (http://www.fiiwarsaw.com).

The Board of Directors of FII also serves as the Board of Directors of its wholly-owned subsidiary, Five Star Bank, and the compensation, audit and governance functions of the Five Star Bank Board are delegated to the appropriate committees of the FII Board.

The Audit Committee reviews the general scope of the audit conducted by our independent auditors and matters relating to our financial reporting, internal control systems and credit quality. In performing its function, the Audit Committee meets separately with representatives of the independent auditors, internal auditors and senior management. In 2008, the Audit Committee held nine meetings. The Audit Committee members are Barton P. Dambra, Chairman, John R. Tyler, Jr., James L. Robinson, and Karl V. Anderson, Jr. Mr. Dambra is the committee’s “audit committee financial expert”. All committee members are “independent” as defined in Securities and Exchange Commission and NASDAQ rules applicable to audit committees.

The Management Development and Compensation (“MD&C”) Committee of the Board is responsible for establishing the performance goals and objectives, evaluating the performance, and evaluating and approving all components of compensation for the Company’s CEO. The Committee is responsible for oversight of performance, compensation, benefit plans, and succession plans for senior and executive management. The MD&C Committee also reviews and makes recommendations to the full Board with regard to compensation of Directors. All committee members are “independent” under NASDAQ rules. The Management Development and Compensation Committee members are Susan R. Holliday, Chair, Samuel M. Gullo, John E. Benjamin, and Thomas P. Connolly. In 2008, the Management Development and Compensation Committee held seven meetings.

The Executive, Nominating and Governance Committee is charged with assisting the Board of Directors with strategic planning, in identifying qualified individuals to become Directors, determining membership on Board committees and addressing corporate governance issues. The Committee members are John R. Tyler, Jr., Chairman, James H. Wyckoff, Robert N. Latella, Samuel M. Gullo, Susan R. Holliday and John E. Benjamin. All committee members are considered “independent” under NASDAQ rules. In 2008, the Executive, Nominating and Governance Committee held five meetings. The Executive, Nominating and Governance Committee will consider nominations made by shareholders that are timely received pursuant to our By-laws. The consideration process will include, but not be limited to, determining (i) whether the nominee would be “independent”, and (ii) whether the nominee fits the Board’s then current needs for diversity, geographic distribution and professional expertise. Written nominations should be directed to our Director of Human Resources. The Executive, Nominating and Governance Committee will evaluate all nominees on the same basis, provided that current Directors may be evaluated solely on the basis of their record of performance as an FII Director.

In December 2008 the Board established an Office of the Chairman, consisting of the Chairman of the Board and a new position, the Vice Chairman. Currently Erland E. Kailbourne is the Chairman of the Board. A current Director is expected to be named to the Vice Chairman position in the first quarter of 2009 with an implementing effective date of the Annual Organizational Meeting in May 2009.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company assists the Board of Directors in its general oversight of the Company’s financial reporting process, internal controls and audit functions. The Audit Committee is comprised of “independent members”, as defined in Securities and Exchange Commission rules, including a “financial expert”, as defined by the NASDAQ rules, and operates under a written charter adopted by the Board of Directors. The Committee reviews and assesses the adequacy of its charter on an annual basis.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee the financial reporting and audit processes.

In connection with these responsibilities, the Company’s Audit Committee met with management and the independent accountants to review and discuss the Company’s December 31, 2008 consolidated financial statements. The Audit Committee also discussed with the independent accountants matters requiring communications. The Audit Committee received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of non-audit services with KPMG’s independence.

I.	AUDIT FEES

Fees paid or payable to KPMG for professional services rendered in connection with the audit of the Company’s consolidated financial statements included in the Company’s Form 10-K, audit of the effectiveness of the Company’s internal controls over financial reporting, and the limited reviews of the interim consolidated financial statements included in the Company’s Forms 10-Q were $510,600 for fiscal year ended December 31, 2008 and $433,000 for fiscal year ended December 31, 2007.

II.	AUDIT RELATED FEES

Audit related fees consist of services rendered in connection with the audits of the Company’s broker-dealer subsidiary’s financial statements and regulatory compliance procedures. These fees were $30,000 for fiscal year ended December 31, 2008 and $24,200 for fiscal year ended December 31, 2007.

Tax Fees

Aggregate fees for tax compliance and advisory services for the fiscal year ended December 31, 2008 were $40,000 and $38,880 for the fiscal year ended December 31, 2007.

All Other Fees

No additional fees other than those reported as audit fees, audit related fees and tax fees were paid or payable to KPMG for the fiscal years ended December 31, 2008 and December 31, 2007.

Procedures have been adopted that require Audit Committee pre-approval of all permissible services to be performed by the independent accountant, including the fees and other compensation to be paid, except that certain routine additional professional services not to exceed $10,000 per quarter may be performed at the request of the Company without pre-approval. The additional professional services include tax assistance, research and compliance, assistance in research of accounting literature, and assistance in due diligence activities. A listing of the additional services provided to the Company each quarter, if any, is provided to the Company’s Audit Committee at the first scheduled meeting after the end of the quarter.

Based upon the Audit Committee’s discussions with management and the independent accountants, and its review of the information described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Barton P. Dambra, Chairman
John R. Tyler, Jr.
Karl V. Anderson, Jr.
James L. Robinson

INDEPENDENT AUDITORS

KPMG LLP has served as the independent auditors of the Company since 1995. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Management Development and Compensation Committee (“the Committee”) of the Board is responsible for establishing the performance goals and objectives, evaluating the performance, and evaluating and approving all components of compensation for the Company’s CEO. The Committee is responsible for oversight of performance, compensation, benefit plans, and succession plans for senior and executive management. The Committee also reviews and makes recommendations to the full Board with regard to compensation of Directors. All Committee members are “independent” under NASDAQ rules.

The Committee’s Charter calls for it to meet at least three times annually, or more frequently as circumstances warrant. The Committee met seven times during 2008.

Compensation Philosophy and Objectives

The Company’s philosophy for executive officer compensation is to align pay with performance, while at the same time providing competitive compensation that allows the Company to retain, attract and motivate executives to achieve the short and long-term objectives of the Company. The Committee believes that executive compensation should be directly linked to continuous improvements in corporate performance.

Role of Executive Officers in Compensation Decisions

The Committee reviews and approves all compensation decisions for the executive officers named in the Summary Compensation Table which follows, and approves equity awards to all officers of the Company including the Chief Executive Officer (CEO). Decisions regarding the non-equity compensation of other senior executive officers are made by the CEO. The Chairman of the Board and the CEO annually review the performance of each senior executive officer, other than the CEO, whose performance is reviewed by the Committee. The conclusions reached and recommendations based on these reviews, with respect to salary adjustments and annual cash incentive amounts, are presented to the Committee. The Committee has final discretion over all compensation of the Company’s senior executive officers, which includes the named executive officers.

Setting Executive Compensation

The Committee reviews compensation practices of other banking organizations of like size and structure in order to assess our competitiveness. The Company subscribes to Equilar, Inc.’s on-line database of executive and director compensation, which is drawn directly from SEC filings. In 2007, the Committee used this database to benchmark the Company’s executive compensation.

The following peer group of publicly traded banks, with assets of $1 billion — $3.5 billion, was approved by the Committee as appropriate for the compensation analysis: Community Banks, Inc./PA, S&T Bancorp, Inc., Sun Bancorp, Inc./NJ, Harleysville National Corp., KNBT Bancorp, Inc., Independent Bank Corp., Yardville National Bancorp, Lakeland Bancorp, Inc., Tompkins Trustco, Inc., Univest Corp. of PA, Peoples Bancorp, Inc., Omega Financial Corp./PA, State Bancorp, Inc., Arrow Financial Corp. Suffolk Bancorp, Alliance Financial Corp., Canandaigua National Corp., First National Community Bancorp, Inc., Citizens & Northern Corp., Camco Financial Corp., ACNB Corp.

With the addition of a performance-based equity incentive plan in January 2008, total compensation for Company executives was determined to be competitive with this peer group of publicly traded banks. No benchmarking was conducted in 2008.

The principal components of our executive compensation program are:

1. Base salary;

2. Annual incentive awards; and

3. Performance-based equity incentives.

Base Salary

It is the Committee’s philosophy to compensate the Company’s executive officers competitively. Base salaries are determined annually based on the scope and performance of the executives’ responsibilities and the experience, skills and knowledge required for the position, taking into account compensation paid by competitive financial services organizations for similar positions. Generally, the Committee believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities. The Committee also recognizes that, in some circumstances, it may be necessary to provide compensation at above-market levels. These circumstances include the need to retain or attract key individuals, or to recognize roles that were larger in scope or accountability than comparable market positions.

In an effort to control overall salary costs, Mr. Humphrey did not receive a salary increase for 2008 or 2009. Messrs Miller and Rudgers did not receive a salary increase for 2009, as compared to 1.5% and 1.9% for 2008, respectively. Messrs. Witkowski and Birmingham received merit increases of 2% and 2.7%, respectively, for 2009.

Annual Incentive Plan

Executive incentive compensation is based on a pay-for-performance philosophy, which emphasizes performance targets that correlate with Company financial performance, so a portion of our executives’ annual and long-term compensation is at risk. The percentage of compensation at risk increases as the executive level rises. This provides additional upside potential and downside risk for more senior executives, recognizing that these executives have greater influence on the performance of the Company.

The Annual Management Incentive Plan is a cash incentive designed to reward employees who do not participate in any direct sales incentive plan. The Annual Incentive Plan is intended to compensate employees for the Company’s achievement of financial goals at corporate and business unit levels and for achieving measurable individual annual performance objectives. The 2008 annual incentive plan awards started at 90% of goal and were capped at an achievement level of 120% of goal. For 2008, the Committee chose earnings per share (“EPS”) as the corporate performance measurement and set the target at $1.24 per common share. Incentive awards were also subject to an adjustment factor based on individual-specific performance goals.

For 2008, the target incentives for executives ranged from 30% to 50% of base salary, depending on the executive officer’s position. The amount of an executive’s actual annual incentive award, in relation to the executive’s target opportunity, was based on the Company’s performance versus the EPS target and the executive’s individual performance. The individual performance component of the annual incentive was based on measures of performance relevant to the particular individual’s job responsibilities. The target incentive was subject to application of an individual adjustment factor. In determining achievement of the target incentive, the Company’s 2008 reported EPS was $(2.56). Accordingly, no annual incentive award was paid to Messrs. Humphrey, Rudgers, and Miller. Messrs. Witkowski and Birmingham also received no award under the Annual

Management Incentive Plan. However, in order to recognize the overall performance of their respective functional areas of responsibility in 2008, each was paid a special bonus.

The 2009 Annual Incentive Plan will again use EPS as the corporate performance measure for incentive payments to the named executive officers. At least 90% of the Company’s EPS goal must be achieved in order for that portion of the incentive attributable to the EPS goal to be earned.

Long-Term Equity-Based Incentives

Long-term incentives are important components of our compensation program. Two types of long-term equity-based incentive awards may be granted to executive officers. The objectives of the program are to retain executives, align executives’ financial interests with the interests of the shareholders, and reward the achievement of the Company’s long-term goals.

Non-Qualified Stock Options.  Options are granted at an exercise price equal to the price as of close of business on the date of the grant. Option grants vest 25% on the first anniversary of the date of grant and an additional 25% of shares vest on each of the second, third, and fourth anniversaries of the date of grant, provided the employee is still employed by the Company. Options expire not more than ten years from the date of grant.

Restricted Stock.  Restricted stock is used to incent the named executive officers and certain other key executives. The value of each share is determined as of the close of business on the date of the grant. The executive is entitled to receive dividends with respect to unvested shares.

Timing of Grants.  Stock options and restricted stock grants are approved at regularly scheduled predetermined meetings of the MD&C Committee. The number of restricted stock grants awarded to named executive officers in 2008 was based on their positions and relative responsibilities and did not take into consideration the executive’s shareholdings or previous awards. No stock options were awarded to named executive officers in 2008.

In January 2008, the MD&C Committee approved a revised restricted stock agreement, which provides for an award of restricted shares that vest based on achievement of three Company performance targets and satisfaction of service requirements. If the participant ceases to be employed by the Company before the shares vest under the service vesting schedule, the shares are immediately forfeited, except as provided in the Management Stock Incentive Plan. 50% of the restricted shares earned will vest 24 months from the grant date, and 50% vest 36 months from the grant date.

For 2008, the performance targets were earnings per share, net charge offs, and efficiency ratio, weighted 60%, 20%, and 20%, respectively. Subject to the service requirements, each participant could earn between 92% and 100% of the restricted shares if performance targets between 95% and 103% of the Company goals were achieved. If a performance target was not at least 95% satisfied, the shares associated with that target were forfeited.

For 2008, only partial stock awards were made because the Company did not achieve the EPS and net charge-off goals. The Company’s 2008 efficiency ratio target was met therefore, 20% of the restricted award was earned. Restricted stock awards made to executive officers are shown in the Outstanding Equity Awards Table. For 2009, a qualitative “gateway” performance goal must be attained before any restricted stock awards are considered. The 2009 plan will once again use performance targets of earnings per share, efficiency ratio and net charge offs to determine actual awards.

2008 Performance Targets
		Shares
		Subject to		Restricted
		Performance		Stock
Performance Measure	Performance Target	Measure	2008 Results	Awarded

Earnings Per Share	$1.24 per common share	60%	$(2.56) per common share	-0-(2)

Net Charge Offs	$2,862,398	20%	$3,322,873	-0-(2)

Efficiency Ratio(1)	67.18%	20%	64.07%	20%

(1)	Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities, and proceeds from company owned life insurance included in income.

(2)	Where performance targets related to “granted” restricted shares are not met, those shares will not be converted to an award and will be forfeited.

Stock Ownership Guidelines

To directly align the interests of executive officers with the interests of the shareholders, the Committee requires that each named executive officer maintain a minimum ownership interest in the Company, which varies depending upon the executive’s position. The CEO is required to own a number of shares at least equal in value to his base salary, while the other named executive officers are required to own a number of shares with a value of at least $50,000. Executives are required to satisfy their stock ownership requirement within five years of the effective date of the plan, or December 31, 2010, or within five years beginning in January following the year they become subject to the ownership requirement. Until this requirement is satisfied, executives are required to retain at least 75% of the net shares acquired through the Company’s Management Stock Incentive Plan. Once achieved, ownership of the required shares must be maintained for as long as the individual is subject to the requirements.

Other Benefits

401(k) Plan

The Company maintains a 401(k) Plan for the benefit of our employees who have attained the age of 20 1/2, including our named executive officers. The Company’s plan provides for a matching Company contribution equal to the sum of 100% of the amount of the employee’s salary reductions that are not in excess of 3% of compensation, plus 50% of the amount of salary reductions in excess of 3%, but not more than 6% of compensation, and also allows for additional Company contributions. Participating employees may make pre-tax contributions of up to 100% of their compensation up to the current Internal Revenue Service limits. Participants may authorize up to 25% of their 401(k) account balance to be invested in Company common stock.

Health and Welfare Benefits

Eligible employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental, vision coverage, disability and life insurance.

Perquisites and other Personal Benefits

The Company provides named executive officers and other senior management officers with perquisites that the Company and the Committee believe are reasonable and consistent with the Company’s overall compensation program and enhance the Company’s ability to attract and retain employees for key positions. The named executive officers are provided use of Company owned vehicles and memberships in various clubs and organizations, which provide opportunities for business development activities and demonstrate the Company’s philosophy of community involvement in the markets in which we do business.

Pension

Material Terms and Conditions

The Company sponsors a Defined Benefit Pension Plan covering substantially all employees hired prior to January 1, 2007. Benefits are based on years of service and the employee’s average W-2 compensation during the highest five consecutive years of employment affording the highest such average. The plan provides for 100% vesting after five years of qualified service. The Plan was closed to new Participants effective December 31, 2006.

A Participant’s Normal Retirement Benefit is an annual pension benefit commencing on his Normal Retirement Date. Normal Retirement Age for participants who first participated in the plan prior to January 1, 2004, is age 62 with ten years of vesting service, as defined in the plan. Normal Retirement Age is age 65 for any participant who first participates in the plan on or after January 1, 2004. Basic benefits are determined by formulas that recognize benefit service accrued prior to January 1, 2004 and service accrued on or after January 1, 2004.

The following table provides information regarding the present value of the accumulated benefit and years of credited service for the named executive officers under the Company’s pension plan:

Pension Benefits Table
			Present Value
			of
		Number of	Accumulated	Payments
		Years Credited	Benefit	During
Executive Name	Plan Name	Service	($)	Last Year

Peter G. Humphrey	New York Bankers Retirement System Volume Submitter Plan as adopted by Financial Institutions, Inc.	29.4167	726,786	—

Ronald A. Miller	New York Bankers Retirement System Volume Submitter Plan as adopted by Financial Institutions, Inc.	11.1667	368,342	—

James T. Rudgers	New York Bankers Retirement System Volume Submitter Plan as adopted by Financial Institutions, Inc.	3.1667	72,941	—

John J. Witkowski	New York Bankers Retirement System Volume Submitter Plan as adopted by Financial Institutions, Inc.	2.3333	26,287	—

Martin K. Birmingham	New York Bankers Retirement System Volume Submitter Plan as adopted by Financial Institutions, Inc.	2.7500	23,882	—

Executives Eligible for Early Retirement:

The following named executives are eligible for early retirement:

Ronald A. Miller
James T. Rudgers

Participants are eligible for early retirement upon attaining age 55. Early retirement benefits are reduced by formulas that recognize the participant’s date of plan participation, the date on which the participant becomes vested, and employment to age 55.

Voluntary Retirement Agreements

As part of the Company’s management succession planning, the Committee entered into voluntary retirement agreements with James T. Rudgers, Executive Vice President and Chief of Community Banking, and Ronald A. Miller, Executive Vice President and Chief Financial Officer, on September 24, 2008. Key elements of the agreements approved by the Committee are as follows:

Mr. Rudgers will retire effective June 30, 2009. The Company will make one hundred and twenty (120) equal monthly payments to Mr. Rudgers of $6,250, less required deductions and withholdings, beginning with the first regular pay period of January 2010. Mr. Rudgers’ participation in Company non-vested fringe benefits will cease effective on the date of his retirement and he will be subject to a covenant not to compete. In addition, Mr. Rudgers will provide consulting services to the Company’s Board of Directors for a two-year period beginning July 1, 2009. For these services, the Company will make twenty-four (24) equal monthly payments to Mr. Rudgers of $4,166.66.

Mr. Miller will retire effective March 31, 2010. The Company will make one hundred and twenty (120) equal monthly payments to Mr. Miller of $5,500, less required deductions and withholdings, beginning with the first regular pay period of October 2010. Mr. Miller’s participation in Company non-vested fringe benefits shall cease effective on the date of his retirement.

The Company is evaluating the impact of recent legislative restrictions on executives of TARP participants, which may impact these agreements.

Nonqualified Deferred Compensation

None of our named executive officers currently participate in a nonqualified deferred cash or deferred compensation plan.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid is fully deductible for federal income tax purposes. Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R) “Share-Based Payment”. Accordingly, compensation expense, for awards granted after the adoption date, is recognized over the requisite service period of the award. In addition, as a condition to participate in the U.S. Treasury’s Capital Purchase Program, no deduction will be claimed for remuneration for federal income tax purposes in excess of $500,000 for each senior executive officer of the Company.

Management Development & Compensation Committee Report

The MD&C Committee of the Company’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the MD&C Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement. The MD&C Committee certifies that it has completed the reviews of executive compensation arrangements required by the rules promulgated under Section 111(b)(2)(A) of the Emergency Economic Stabilization Act of 2008, Division A of Public Law 110-343.

The Management Development & Compensation Committee

Susan R. Holliday, Chair
John E. Benjamin
Thomas P. Connolly
Samuel M. Gullo

Effect of the American Recovery and Reinvestment Act of 2009

The Compensation Discussion and Analysis set forth above was prepared based on various rules, regulations and laws applicable to the Company as of February 11, 2009, the date the Management Development and Compensation Committee approved the Management Development and Compensation Committee Report. Subsequent to the approval of the Management Development and Compensation Committee Report, the American Recovery and Reinvestment Act of 2009 (“ARRA”) was enacted on February 17, 2009. This Act contains expansive new restrictions on executive compensation for CPP participants. These new legislative and regulatory restrictions may impact the executive compensation decisions by the Management Development and Compensation Committee going forward until such time the Company no longer is subject to the restrictions.

The following table contains information concerning the compensation earned by the Company’s Named Executive Officers in the fiscal years ended December 31, 2008, 2007 and 2006.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Summary Compensation Table

							Non-equity	Change in
				Stock		Option	Incentive Plan	Pension	All Other
		Salary	Bonus	Awards		Awards	Compensation	Value	Compensation	Total
Name & Position	Year	($)	($)	($)(1)		($)(1)	($)(3)	($)	($)(4)	($)

Peter G. Humphrey	2008	398,169	—	64,128		83,362	—	159,816	74,183	779,658
President & Chief	2007	398,169	—	39,451		95,535	198,233	59,852	75,381	866,621
Executive Officer FII and Five	2006	388,457	—	11,958		67,527	415,593	51,924	65,543	1,001,002
Star Bank
Ronald A. Miller	2008	191,950	—	5,040	(2)	8,151	—	103,546	24,521	333,208
Executive Vice	2007	189,113	—	9,956		26,192	72,428	54,688	22,232	374,609
President & Chief	2006	184,500	—	2,847		30,486	154,368	49,534	15,894	437,629
Financial Officer FII and Five Star Bank
James T. Rudgers	2008	267,805	—	—	(2)	13,205	—	36,634	30,446	348,090
Executive Vice	2007	262,805	—	21,602		22,579	103,527	20,370	22,965	453,848
President & Chief of	2006	255,150	—	5,694		40,398	218,842	17,259	16,271	553,614
Community Banking FII and Five Star Bank
John J. Witkowski(5)	2008	218,484	58,477	23,988		16,531	—	16,899	24,010	358,389
Senior Vice President & Retail Banking Executive/ Regional President Five Star Bank
Martin K. Birmingham(5)	2008	195,732	52,479	23,988		13,561	—	14,085	26,365	326,210
Senior Vice President & Commercial Banking Executive/Regional President Five Star Bank

(1)	The stock and option awards reflect the amounts recognized as expense for financial statement reporting purposes for the year ended December 31, 2008, in accordance with SFAS No. 123R. Assumptions used in the calculation of these amounts are reflected in Note 13 of the notes to the consolidated financial statements included in the Company’s 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2009. The expense related to those shares which did not satisfy the performance requirements pursuant to the terms of the 2008 restricted stock awards was not recognized for financial statement purposes and is, therefore, not reflected in the amounts disclosed.
(2)	With regards to Messrs. Rudgers and Miller, expense related to restricted stock that will not vest prior to their announced retirement dates of June 30, 2009 and March 31, 2010, respectively, was not recognized for financial statement purposes and is, therefore, not reflected in the amounts disclosed.
(3)	No Incentives were paid to the named executives under the 2008 Annual Incentive Plan.
(4)	Items included in “All Other Compensation” for each named executive officer are set forth in the table below.
(5)	Pursuant to proxy rules, because Messrs. Witkowski and Birmingham were not Named Executive Officers for 2006 or 2007, only their 2008 compensation information is included.

All Other Compensation

	Use of		401(k)	Split Dollar
	Company	Club	Matching	Insurance
	Vehicle	Memberships	Contribution	Premium	Other	Total
Executive Name	($)	($)	($)	($)	($)(1)	($)

Peter G. Humphrey	2,571	1,210	10,350	50,831	9,221	74,183
Ronald A. Miller	10,497	—	10,350	—	3,674	24,521
James T. Rudgers	4,050	10,776	10,350	—	5,270	30,446
John J. Witkowski	4,228	5,807	10,350	—	3,625	24,010
Martin K. Birmingham	1,109	11,281	10,350	—	3,625	26,365

(1)	Represents the taxable portion of Mr. Humphrey’s split dollar policy of $1,793 and dividends paid on restricted stock of $7,428. Amounts to Messrs. Rudgers, Miller, Witkowski and Birmingham represent dividends paid on restricted stock.

The following table includes certain information with respect to the value of all unexercised options and non-vested restricted stock awards granted under the 1999 Management Stock Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End Table

	Option awards						Stock awards
											Equity Incentive
											Plan Awards:
											Market
										Equity incentive	or Payout
				Equity Incentive						Plan Awards:	Value of
				Plan Awards:					Market	Number	Unearned
	Number of	Number of		Number of			Number of		Value of	of Unearned	Shares, Units
	Securities	Securities		Securities			Shares or		Shares or	Shares, Units	or Other
	Underlying	Underlying		Underlying	Option		Units of		Units of	or Other	Rights
	Unexercised	Unexercised		Unexercised	Exercise	Option	Stock that		Stock that	Rights	that Have
	Options (#)	Options (#)		Unearned	Price	Expiration	Have not		Have not	that Have	not Vested
Executive Name	Exercisable	Unexercisable		Options (#)	($/sh)	Date	Vested (#)		Vested ($)	not Vested (#)	($)
Peter G. Humphrey	94,000	—		—	14.00	06/25/09	8,400	(2)	120,540	6,000	86,100
	14,083	—		—	23.80	02/04/14	—		—	—	—
	12,494	4,165	(1)	—	21.05	02/23/15	—		—	—	—
	4,250	4,250	(1)	—	19.75	07/26/16	—		—	—	—
	2,125	6,375	(1)	—	19.41	07/25/17	—		—	—	—

Ronald A. Miller	3,750	—		—	13.75	08/25/10	2,200	(2)	31,570	5,500	78,925
	3,867	—		—	14.13	01/30/11	—		—	—	—
	2,200	—		—	25.33	01/30/12	—		—	—	—
	2,600	—		—	22.51	02/18/13	—		—	—	—
	3,490	—		—	23.80	02/04/14	—		—	—	—
	3,303	1,110	(1)	—	21.05	02/23/15	—		—	—	—
	824	826	(1)	—	19.75	07/26/16	—		—	—	—
	375	1,125	(1)	—	19.41	07/25/17	—		—	—	—

James T. Rudgers	6,060	2,021	(1)	—	21.05	02/23/15	5,000	(2)	71,750	5,500	78,925
	1,750	1,750	(1)	—	19.75	07/26/16
	375	1,125	(1)	—	19.41	07/25/17

John J. Witkowski	5,587	1,863	(1)	—	17.80	09/07/15	2,500	(2)	35,875	5,000	71,750
	824	826	(1)	—	19.75	07/26/16	—		—	—	—
	375	1,125	(1)	—	19.41	07/25/17	—		—	—	—

Martin K. Birmingham	3,447	1,149	(1)	—	20.39	03/16/15	2,500	(2)	35,875	5,000	71,750
	824	826	(1)	—	19.75	07/26/16	—		—	—	—
	375	1,125	(1)	—	19.41	07/25/17	—		—	—	—

(1)	Options vest at a rate of 25% per year over the first four years of the ten-year option term.

(2)	Awards vest on a three-year 100% cliff vesting.

In fiscal 2008, Mr. Miller acquired 1,477 shares of Company stock by exercising stock options. No restricted stock awards have vested.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of shares	Value realized on	Number of Shares	Value Realized on
	Acquired on	Exercise	Acquired on Vesting	Vesting
	Exercise#	$	#	$
Peter G. Humphrey	—	—	—	—

Ronald A. Miller	1,477	6,514	—	—

James T. Rudgers	—	—	—	—

John J. Witkowski	—	—	—	—

Martin K. Birmingham	—	—	—	—

The following table sets forth certain information with respect to options and restricted stock granted during the fiscal year ended December 31, 2008 to each of the executive officers named in the Summary Compensation Table.

Grants of Plan-Based Awards Table

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number	Number of	Exercise or	Fair Value of
		under Non-Equity Incentive			under Equity Incentive Plan Awards(1)			of Shares	Securities	Base Price	Stock and
								of Stock	Underlying	of Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Executive Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(2)
Peter G. Humphrey	1/16/08	—	—	—		5,820	6,000	—	—	—	115,320

Ronald A. Miller	1/16/08	—	—	—		5,335	5,500	—	—	—	105,710

James T. Rudgers	1/16/08	—	—	—		5,335	5,500	—	—	—	105,710

John J. Witkowski	1/16/08	—	—	—		4,850	5,000	—	—	—	96,100

Martin K. Birmingham	1/16/08	—	—	—		4,850	5,000	—	—	—	96,100

(1)	The target amounts reflect the satisfaction of 100% of the three performance targets, pursuant to the restricted stock agreement. The maximum amount is 103% of such target amount.

(2)	The grant date fair value represents the maximum number of shares of stock which would be awarded pursuant to the 2008 restricted stock award plan multiplied by the grant date fair value per share of $19.22. The maximum number of shares includes those restricted shares for which the performance requirement was not met and will be forfeited during the 1st quarter of 2009.

For 2009, Messrs. Humphrey, Miller, Witkowski, and Birmingham, were granted shares of restricted stock in the amounts of 6,000, 5,500, 5,000, and 5,000, respectively, subject to attainment of 2009 performance targets.

Change in Control Agreements

The Company has entered into Change of Control Agreements with certain key employees, including Messrs. Humphrey, Rudgers, Miller, Witkowski, and Birmingham. The Change of Control Agreements are designed to promote stability and continuity of senior management. If a change of control, as defined in the agreement, occurs during the Executive’s employment, and if within the twelve-month period following such change of control, either the Company terminates the Executive, other than for cause, or the Executive terminates his employment for good reason, as defined in the agreement, the Executive will be entitled to benefits as provided in the Agreement. Each Change of Control Agreement includes covenants by the executive not to solicit employees of the Company during a period following their notice of termination, and not to compete during the term of the Agreement and during any period for which the executive is entitled to receive compensation and six months thereafter.

The following summary sets forth potential cash payments and benefits in the event that a named executive’s employment terminates as a result of an involuntary termination or the executive terminates his employment because of good reason at any time within twelve months after a change of control:

1.	All stock options and restricted stock held by the named executive will become fully vested and exercisable;

2.	Medical and dental benefits will continue for a period not to exceed 18 months;

3.	Monthly cash payments equal to 1/12th the sum of the base salary amount for the most recent calendar year ending before the date on which the change of control occurred plus the average of the annual incentive compensation earned by the Executive for the two most recent calendar years ending before the date on which the change of control occurred will be made;

4.	Mr. Humphrey is entitled to receive these cash payments over a thirty-six month period and Messrs. Miller and Rudgers are entitled to receive cash payments for twenty-four months. Messrs. Witkowski and Birmingham are entitled to receive cash payments for twelve months.

The Company participated in the U.S. Treasury’s Capital Purchase Program (CPP). As a result, the Company is prohibited from making any “golden parachute” payments to the named executives during the period the Treasury holds any of the Company’s securities issued under the CPP. The senior executive officers have agreed to executive compensation waivers and agreements which specify the limitations on their compensation arrangements required by the CPP. The value of Mr. Humphrey’s potential payments following a change in control has been recalculated so that the gross value is not deemed a “golden parachute” payment. The potential payments to Messrs. Miller, Rudgers Witkowski and Birmingham are not affected by the CPP limitations.

Potential Payments Following a Change in Control

Based on their 2008 base salaries, a share price of $14.35 as of December 31, 2008, and the number of options and restricted stock held by each of the named executive officers that were unearned and unvested as of December 31, 2008, the estimated values of cash payments and acceleration of stock options and restricted stock grants held by each named executive officer in the event of a change in control are as follows:

	Continuation	Salary plus		Stock	Restricted	Medical &	Gross
	Period	Incentives		Options	Stock	Dental	Value
Executive Name	(time)	($)		($)	($)	($)	($)

Peter G. Humphrey	36 months	1,363,058	(1)	—	206,640	13,302	1,583,000
Ronald A. Miller	24 months	615,369		—	110,495	13,302	739,166
James T. Rudgers	24 months	859,482		—	150,675	1,062	1,011,219
John J. Witkowski	12 months	272,419		—	107,625	13,302	393,346
Martin K. Birmingham	12 months	239,014		—	107,625	13,302	359,941

(1)	In accordance with the CPP regulations, the value of Mr. Humphrey’s salary plus incentives has been adjusted so that the gross value is not a “golden parachute” payment.

Director Compensation

The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting Director compensation the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company, as well as the skill levels required of members of the Board. Directors are subject to a minimum stock ownership requirement. Within five years after joining the Board, each Director is required to own shares of the Company’s Common Stock with a value of $50,000 based on the trailing 365-day average closing common stock price.

Compensation Paid to Board Members

For the fiscal year ended December 31, 2008, members of the Board who were not employees of the Company received an annual cash retainer of $10,000 for serving as a Company Director and a $5,000 retainer for serving on the Board of the Company’s wholly-owned subsidiary, Five Star Bank. Half of the retainers is paid in shares of the Company’s common stock on the date of the Company’s annual organizational meeting and half is paid in cash six months thereafter. Directors may elect to receive cash instead of stock. Board service fees are specified in the table which follows. Company and Bank Board meetings are normally scheduled on the same day, therefore only one meeting fee is paid. In the event a Bank Board or Committee meeting is held on a day other than a Company meeting, fees are paid in accordance with the schedule for Company meetings. Board members are reimbursed for reasonable travel expenses to attend meetings.

As part of the Company’s Board succession planning, the Board of Directors approved the position of Vice Chairman of the Board, at its meeting held on December 19, 2008, along with a corresponding compensation package, as recommended by the MD&C Committee.

Board and Board Committee Fees

Financial Institutions, Inc.
		Board	Committee
	Annual	Meeting	Meeting
	Retainer	Fees(2)	Fees(2)
Chairman of the Board	$40,000	$3,000	—
Vice Chairman of the Board(3)	$45,000	$1,500	—
Chairman of Audit Committee	$15,000	$1,200	$1,550
Other Committee Chairmen	$10,000	$1,200	$1,550
Other Board Members	$10,000	$1,200	$750

Five Star Bank
		Board	Committee
	Annual	Meeting	Meeting
	Retainer	Fees(1)	Fees(1)
Chairman of the Board	$30,000	—	—
Other Board Members	$5,000	—	—

(1)	In the event a Five Star Bank Board or Committee meeting is held on a day other than the day of an FII Company Board or Committee meeting, fees will be paid in accordance with the schedule for an FII Company Board or Committee meeting.

(2)	Directors are paid two-thirds of the normal Board or Committee fee when Board or Committee meetings are scheduled as teleconference meetings.

(3)	Vice Chairman position and corresponding fees to be effective as of the Annual Organizational Meeting of the Board in May 2009.

Non-qualified Stock Options

Non-employee Directors are granted nonqualified stock options under the Company’s 1999 Directors Stock Incentive Plan. These grants are made at the Company’s Annual Organizational meeting. 1,000 stock options are granted to each Company Director and 1,000 options are granted to each Bank Director. The exercise price of the grants is the fair market value of the stock at the time the option is granted. Each option vests over a three-year period with 33 1/3% vesting each year on the anniversary date of the grant. The options expire not more than ten years from the date of grant.

The following table sets forth certain information regarding 2008 total director compensation.

Director Compensation Summary for 2008

					Change in
					Pension Value
	Fees Earned	Fees Earned		Non-equity	and Non-qualified
	or Paid in	or Paid in	Option	Incentive Plan	Deferred Compensation	All Other
	Cash	Stock	Awards	Compensation	Earnings	Compensation	Total
Director Name	($)	($)(1)	($)(2)	($)	($)	($)(3)	($)
Karl V. Anderson, Jr.	31,614	7,486	2,892	—	—	1,481	43,473

John E. Benjamin	32,914	7,486	3,428	—	—	2,308	46,136

Thomas P. Connolly	30,364	7,486	3,432	—	—	5,693	46,975

Barton P. Dambra	39,825	9,975	3,428	—	—	297	53,525

Samuel M. Gullo	34,114	7,486	3,428	—	—	595	45,623

Susan R. Holliday	39,714	7,486	3,365	—	—	634	51,199

Erland E. Kailbourne	79,021	34,979	3,495	—	—	6,643	124,138

Robert N. Latella	28,864	7,486	3,432	—	—	787	40,569

James L. Robinson	31,614	7,486	2,779	—	—	2,024	43,903

John R. Tyler, Jr.	39,364	7,486	3,428	—	—	1,299	51,577

James H. Wyckoff	27,364	7,486	3,428	—	—	6,060	44,338

(1)	Represents the value of the portion of the annual retainer paid with Company stock. For Messrs. Anderson, Connolly, Gullo, Ms. Holliday, Messrs. Latella, Robinson, Tyler and Wyckoff, the number of shares was 394; for Mr. Dambra 525; and for Mr. Kailbourne 1,841.

(2)	The option awards reflect the dollar amount recognized for financial statement purposes for year ended December 31, 2008, in accordance with SFAS No. 123(R) for awards granted pursuant to the 1999 Directors Stock Incentive Plan, and thus includes amounts from awards granted in and prior to 2008. In 2008, each Director received 2,000 stock option grants on May 6, 2008, at a grant price of $19.00 per share. As of December 31, 2008, each Director has the following number of options outstanding: Mr. Anderson: 6,800; Mr. Benjamin: 10,800; Mr. Connolly: 7,148; Mr. Dambra: 14,400; Mr. Gullo: 13,551; Ms. Holliday: 10,000; Mr. Kailbourne: 6,367; Mr. Latella: 7,148; Mr. Robinson: 4,600; Mr. Tyler: 12,800; and Mr. Wyckoff: 13,200. During 2008, no Director acquired shares of Company stock by exercising stock options

(3)	Includes mileage reimbursement for travel to Board meetings as well as expenses for hotel, rental car, and meals, if required, and, for Mr. Kailbourne, represents the taxable value of his personal use of a Company-owned vehicle.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Peter G. Humphrey and James H. Wyckoff are first cousins.

The Company maintains a policy on Related Party Transactions that provides for the oversight of such transactions by the FII Chief Risk Officer, as outlined in the Code of Business Conduct & Ethics policy, and the Company’s Audit Committee.

During 2008 neither FII nor any subsidiary of FII was a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer, or related interests had or will have a direct or indirect material interest other than:

•	Compensation arrangements described within this document; and

•	The transactions described below.

Our directors, executive officers and many of our substantial shareholders and their affiliates are also customers. “Affiliates” include corporations, partnerships and other organizations in which they are officers or partners, or in which they and their immediate families have at least a 10% interest. On December 31, 2008, the aggregate principal amount of loans to the FII directors, named executive officers and their affiliates was $561,488. Loans outstanding by Five Star Bank to certain officers, directors or companies in which they have 10% or more beneficial ownership (including officers and directors of FII as well as its subsidiaries) were approximately $823,408 at December 31, 2008. Loans made by Five Star Bank to officers, directors or companies in which they have a 10% or more beneficial interest (including officers and directors of FII as well as its subsidiaries) were made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as comparable transactions with other customers.

Loans to directors, executive officers and substantial shareholders are subject to limitations contained in the Federal Reserve Act, which requires that such loans satisfy certain criteria. We expect to have such transactions or transactions on a similar basis with our directors, executive officers, principal shareholders and their associates in the future.

STOCK OWNERSHIP

The following table sets forth information, based upon representations by the entities, believed by FII to be the beneficial owners of more than 5% of its outstanding common stock.

Name	Address	Number of Shares	Percent of Class
Canandaigua National Bank & Trust Company (Held in various trust/fiduciary capacities)	1150 Pittsford — Victor Road Pittsford, NY 14534	1,012,714(2)	9.34%

JPMorgan Chase Bank, Gail C. Humphrey and David G. Humphrey, as co-trustees	1 Chase Square Rochester, NY 14643	584,790(2)	5.39%

Barclays Global Investors NA (Held in various trust accounts)	400 Howard Street SanFrancisco, CA 94105	558,553(1)	5.15%

(1)	Share information obtained from Schedule 13G filing of 2/6/2009; sole power to vote or to direct the vote of 540,281 shares and sole power to dispose or to direct the disposition of 558,553 shares.

(2)	Share information obtained from NASDAQ Global Market Ownership holder position reported as of 12/31/2008 in Form 13F filing.

The following table sets forth information, as of February 27, 2009, with respect to the beneficial ownership of FII’s common stock (including presently exercisable options) by (a) each of the continuing Directors and nominees, (b) the “Named Executive Officers” specified in the Summary Compensation Table, and (c) all Directors and executive officers of FII as a group.

	Number of		Number of
	Shares		Vested
	of Common		Option	Number of Shares
Name	Stock		Shares(1)	Beneficially Owned		Percent of Class(5)
Peter G. Humphrey	337,351	(2)(6)	131,117	468,468	(2)	4.27%

James H. Wyckoff	361,741	(4)	9,199	370,940	(4)	3.42%

Erland E. Kailbourne	22,341		2,366	24,707		*

Barton P. Dambra	9,821	(3)	10,399	20,220	(3)	*

Susan R. Holliday	7,988		5,999	13,987		*

Samuel M. Gullo	5,437		9,550	14,987		*

John E. Benjamin	2,858		6,799	9,657		*

Karl V. Anderson, Jr.	2,364		2,799	5,163		*

Robert N. Latella	3,426		3,147	6,573		*

Thomas P. Connolly	1,426		3,147	4,573		*

James L. Robinson	5,214		1,266	6,480		*

James T. Rudgers	12,850	(6)	10,206	23,056		*

Ronald A. Miller	28,163	(6)	21,510	49,673		*

John J. Witkowski	14,219	(6)	6,786	21,005		*

Martin K. Birmingham	19,000	(6)	4,646	23,646		*

Directors and executive officers as a group (18 persons)	870,522	(6)	242,351	1,112,873		10.04%

*	Denotes less than 1%

(1)	Shares subject to stock options exercisable as of February 27, 2009.

(2)	Includes 10,000 shares held by trusts over which, Mr. Humphrey, as trustee, exercises voting and dispositive powers, 27,580 shares owned by Mr. Humphrey’s spouse, and 54,600 shares held in trust for Mr. Humphrey’s son.

(3)	Includes 1,000 shares held by Mr. Dambra’s spouse.

(4)	Includes 66,995 shares held by Mr. Wyckoff’s spouse.

(5)	Assumes the exercise of all vested options held by directors and executive officers.

(6)	Shares include restricted stock expected to be forfeited in March 2009 as follows: Mr. Humphrey 4,800 shares, Mr. Rudgers 4,400 shares, Mr. Miller 4,400 shares, Mr. Witkowski 4,000 shares, Mr. Birmingham 4,000 shares and as a group 32,000 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires FII’s Directors and executive officers and persons who own more than 10% of a registered class of FII’s equity securities to file with the U.S. Securities and Exchange Commission reports of transactions in and ownership of FII common stock. Officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish FII with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports and representations that no other reports are required, all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2008 except that Peter G. Humphrey, James T. Rudgers, Ronald A. Miller, George D. Hagi, Kevin B. Klotzbach, and Bruce H. Nagle each filed one late Form 4 report with respect to one transaction each.

PROPOSAL FOR
ADOPTION OF THE
2009 MANAGEMENT STOCK INCENTIVE PLAN

Since 1999 the Company has granted certain option and restricted stock awards to eligible employees under the Company’s 1999 Management Stock Incentive Plan, which was approved by shareholders on May 27, 1999 (the “1999 Management Plan”). The 1999 Management Plan provides that no award may be granted more than ten years after the effective date of the 1999 Management Plan. Therefore, the Board of Directors of the Company has adopted, subject to shareholder approval, the 2009 Management Stock Incentive Plan (the “2009 Management Plan”) so that the Company can continue to make stock-based awards to eligible employees after expiration of the 1999 Management Plan.

The full text of the 2009 Management Plan is attached as Appendix A. The following general description of certain features of the 2009 Management Plan is qualified in its entirety by reference to the 2009 Management Plan.

Purpose

The purpose of the 2009 Management Plan is to assist the Company and its subsidiaries in attracting and retaining key employees and providing them with an incentive to maintain and enhance the Company’s long-term performance record, by enabling them to acquire or increase an ownership interest in the Company in order to strengthen the mutuality of interests between them and the Company’s shareholders, and to provide them with performance incentives.

Summary of 2009 Management Stock Incentive Plan

General.  Awards under the 2009 Management Plan may consist of any combination of incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), and restricted stock grants. All three types of grants are collectively referred to as “awards”.

Administration.  The 2009 Management Plan will be administered by the Management Development and Compensation Committee (the “Committee”) of the Company’s Board of Directors. The Committee is authorized to select employees eligible for participation in the 2009 Management Plan, grant awards to such employees and determine the timing, form, terms and conditions of the awards under the 2009 Management Plan.

Eligible Employees.  Awards may be granted under the 2009 Management Plan only to employees of the Company and its subsidiaries who have the capability of making a substantial contribution to the success of the Company. The approximate number of persons eligible to participate herein is sixty.

Shares Available.  There are 690,000 shares of the Company’s Common Stock available for awards under the 2009 Management Plan. Not more than 500,000 of those shares can be used for ISO awards. For purposes of calculating the number of shares of Common Stock available under the Plan, each share of Common Stock granted pursuant to a restricted stock award shall count as 1.64 shares of Common Stock. If an award expires, terminates or is canceled without being exercised or becoming vested, new awards covering such shares may be granted under the 2009 Management Plan. No award may be granted more than 10 years after the effective date of the 2009 Management Plan. The Committee may issue awards in any combination it may choose, but it cannot grant awards covering more than 300,000 shares to a single participant in any one calendar year.

Terms and Conditions of ISOs and NQSOs.  Each option granted under the 2009 Management Plan will be accompanied by an option agreement in a form approved by the Committee. The exercise price for each option must equal the fair market value of the Common Stock at the time the option is granted. Each option will expire no later than ten years from the grant date. Options are not transferable during the participant’s lifetime. Options become exercisable pursuant to a vesting schedule established by the Committee at the time an option is granted. To exercise options, participants must provide written notice to the Company, accompanied by payment in full for the shares being acquired. The payment can be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company owned by the participant. The Committee may impose such other terms and conditions on the exercise of options as it deems appropriate to serve the purposes of the 2009 Management Plan.

Terms and Conditions of Restricted Stock Grants.  The Committee may grant restricted stock, evidenced by a written agreement. Restricted stock may not be sold or transferred by the participant until ownership vests. To the extent required for the restricted stock grant to be exempt under Rule 16b-3, the restricted stock must be held by the participant for at least six months following the date of vesting.

Ownership vests upon satisfaction of one or more of the following criteria as the Committee may prescribe: (1) the passage of two years (or such longer period of time as the Committee in its discretion may provide) from the date of grant; (2) the attainment of performance-based goals established by the Committee as of the date of grant; and/or (3) any other conditions the Committee may prescribe.

The 2009 Management Plan is designed to permit the Committee to award grants of restricted stock that qualify as performance-based compensation under Code Section 162(m). To this end, the Committee may establish performance goals that must be achieved before a restricted stock award vests based on one or more of the following performance measures: (1) total shareholder return; (2) earnings per share; (3) efficiency ratio; (4) net charge offs; (5) cash flow growth; and/or (6) return on equity. Performance measures may be established on a corporate, divisional, business unit or consolidated basis and measured absolutely or relative to the Company’s peers. If an award of restricted stock is not intended to qualify as performance-based compensation within the meaning of Code Section 162(m), the Committee may establish the performance goal on the basis of the preceding performance measures or any other measure it may from time to time deem appropriate in its discretion. With respect to awards of restricted stock, as well as options, that are intended to qualify as performance-based compensation under Code section 162(m), the Committee shall grant and administer such awards in a manner that will comply with the requirements of Code Section 162(m) for performance-based compensation.

Except as otherwise determined by the Committee, all rights and title to restricted stock terminate and are forfeited upon failure to fulfill all conditions and restrictions applicable to such restricted stock.

Except for the restrictions set forth in the 2009 Management Plan and those specified by the Committee in any restricted stock agreement, a holder of restricted stock possesses all the rights of a holder of the Company’s Common Stock (including voting and dividend rights). Prior to vesting, the certificates representing shares of restricted stock are held by the Company for the benefit of the participant. The Committee has the discretion to determine at the time of the restricted stock grant whether dividends payable on the participant’s unvested shares shall be (1) paid to the participant, or (2) reinvested in additional shares of restricted stock.

Impact of Termination of Employment.  If a participant terminates employment by reason of disability or death, then options that were exercisable at the date of disability or death may be exercised at any time within one year, or until the option expires, if earlier. If a participant “retires” (i.e., the participant terminates employment after attaining age 55), all of the participant’s outstanding options become immediately vested and these options together with previously vested but unexercised options may be exercised at any time within 13 months, or until the option expires, if earlier (unless the Committee reasonably determines that the termination of employment of such participant resulted from willful acts, or failure to act, by the participant detrimental to the Company or any of its subsidiaries). Upon termination of the participant’s employment for any reason other than retirement, disability or death, all nonvested options held by the participant are forfeited and any options that are vested as of the termination date may be exercised within 90 days, or until the option expires, if earlier.

For restricted stock awards that vest based solely on the passage of time, termination of employment for any reason results in forfeiture of all nonvested restricted stock awards, unless otherwise provided by the Committee. For restricted stock awards that vest based in whole or in part on the attainment of performance-based goals, any termination of employment except death, disability or retirement results in the forfeiture of all nonvested restricted stock awards. In the case of a participant who terminates employment on account of death, disability or retirement, the Committee has discretion whether to grant a full pro rata portion of the restricted shares (based on the participant’s length of service as of the termination date over the length of the award period), a lesser portion, or no shares at all if the performance-based criteria are eventually attained.

The Committee may adopt different rules than set forth above to apply to a participant’s options, or restricted stock grants when a participant’s employment terminates, including, without limitation, forfeiting options that are not vested when the participant’s employment terminates.

Rights as Shareholder.  The recipient of an option has no rights as a shareholder unless and until certificates for the underlying shares of Common Stock are issued to the recipient. The recipient of a restricted stock grant has all rights of a shareholder except as otherwise limited by the terms of this 2009 Management Plan.

Change in Control.  In the event of a change in control as defined in the 2009 Management Plan, all options, and restricted stock awards shall vest and options shall become exercisable unless the Committee directs otherwise in a resolution adopted prior to the change in control. Under certain circumstances following a change in control, holders of options may surrender them in exchange for cash in an amount equal to the difference between the exercise price of such option and the fair market value of the Company’s Common Stock on the date of surrender. If a holder does not exercise that right, such holder may exercise the option at any time during the term of such option.

Effective Date.  The effective date of the 2009 Management Plan will be the date this Plan is approved by the affirmative vote of the owners of a majority of the Company’s outstanding shares of Common Stock.

New 2009 Management Plan Benefits

Because future awards will be within the discretion of the Committee, it is not possible to predict to whom future awards will be granted under the 2009 Management Plan or the number of shares underlying any award.

Stock options and other Awards previously granted pursuant to the 1999 Management Plan will not be affected by the adoption of the 2009 Management Plan and will remain outstanding until they are exercised, expire or otherwise terminate.

Amendment and Discontinuance

This Plan may be amended, modified or terminated by the Committee or by the shareholders of the Company, except that the Committee may not, without approval of the shareholders, adopt a Plan amendment to materially increase the benefits accruing to participants under the Plan, increase the maximum number of shares as to which awards may be granted under the Plan, change the basis for making performance-based awards for participants whose compensation is subject to Section 162(m), change the minimum exercise price of options, change the class of eligible persons, or extend the period for which awards may be granted or exercised. Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of a participant to whom an award shall have been granted, adversely affect the rights of such participant.

The 2009 Management Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Certain Federal Income Tax Consequences

This tax discussion is a general discussion of the principal tax attributes of options, and restricted stock awarded under the 2009 Management Plan based on the tax rules in effect on the effective date of this filing and assumes that options granted under the 2009 Management Plan have an exercise price that is not less than the fair market value of the stock on the date of grant. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonqualified Stock Options.  A participant who is granted a NQSO will not recognize any income at the time of grant, nor is the Company entitled to a tax deduction at the time of grant. On the date a participant exercises the NQSO, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option’s exercise price. The holding period for capital gain and loss purposes will begin on the date of exercise and the participant’s basis in the shares will equal the fair market value of the shares on the date of exercise. When the participant disposes of shares acquired pursuant to a NQSO, any gain or loss on the shares will be treated as long-term or short-term capital gain, depending on the holding period of the shares. The Company will be entitled to a deduction on the date of exercise equal to the amount of ordinary income recognized by the participant.

Incentive Stock Options.  A participant receiving an ISO will not be subject to income tax upon either the grant of such option or, assuming the ISO requirements are satisfied, its subsequent exercise. However, for the participant’s tax year in which he or she exercises the option, the spread between the option’s exercise price and the fair market value on the date of exercise will be included in the participant’s alternative minimum taxable income for purposes of determining the participant’s liability, if any, for the alternative minimum tax. If stock received on exercise of an ISO is disposed of in the same year the option was exercised, and the amount realized is less than the stock’s fair market value at the time of exercise, the amount includable in alternative minimum taxable income will be the amount realized upon the sale or exchange of the stock, less the taxpayer’s basis in the stock. If the participant holds the shares acquired upon exercise for more than one year after exercise and two years after grant, the difference between the amount realized on a subsequent sale or other taxable disposition of the shares and the option’s exercise price will constitute long-term capital gain or loss at the time of sale.

If the participant disposes of the shares before the expiration of more than one year after exercise and two years after grant, the participant will be deemed to have made a “disqualifying disposition” of the shares. This will require the participant to recognize ordinary income in the year of the disposition in an amount equal to the lesser of: (i) the excess, if any, of the fair market value of the shares on the date the ISO was exercised over the exercise price; or (ii) the excess, if any, of the amount realized on the sale or exchange of the shares over the exercise price. Additionally, if the sales price on the date of disposition exceeds the fair market value of the shares on the exercise date, the sale will trigger capital gain on such excess. If the sales price is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the sales price.

The Company will generally not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event of a disqualifying disposition, the Company will be entitled to a federal income tax deduction in the year of the disqualifying disposition in an amount equal to the ordinary income realized by the participant.

Restricted Stock.  A participant who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to certain restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as ordinary income to the participant and will be taxable in the year the restrictions lapse. Subject to the limitations of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Section 162(m) of the Code.  Certain awards are intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits to $1 million the annual corporate federal income tax deduction for “non-performance-based” compensation paid to the chief executive officer and any of the three other most highly compensated executive officers of a publicly-held corporation, other than the chief financial officer. The Section 162(m) deduction limit does not apply to certain “performance-based compensation.” The 2009 Management Plan has been designed to permit the Compensation Committee to grant awards which may qualify as “performance-based compensation.”

Withholding Taxes.  Whenever the Company proposes or is required to issue or transfer shares of common stock under the 2009 Management Plan to a current or former employee, the Company has the right to require the participant to remit to the Company an amount sufficient to satisfy any federal, state and/or local income and employment withholding tax requirements prior to the delivery of any certificate for such shares or to take any other appropriate action to satisfy such withholding requirements. Notwithstanding the foregoing and subject to such rules established by the Company, the Company may permit a participant to satisfy such obligation in whole or in part by electing to have the Company withhold shares of common stock from the shares to which the participant is otherwise entitled.

Effect of the American Recovery and Reinvestment Act of 2009

The American Recovery and Reinvestment Act of 2009, enacted on February 17, 2009, directs the Treasury to adopt rules to implement “compensation standards” for CPP participants including a prohibition on incentive payments other than the award of restricted stock meeting certain conditions. As a result, it is likely that these new legislative and regulatory restrictions will preclude the grant of any stock options and impose limits of restricted stock awards to the Named Executive Officers and certain other highly compensated employees in the future until such time the Company is no longer subject to such restrictions. However, the Management Development and Compensation Committee may utilize stock options for long-term incentive purposes for other eligible participants in the 2009 Management Stock Incentive Plan.

Stock Price

The closing price of our Common Stock on March 6, 2009 was $3.95 per share, as reported by the NASDAQ Global Market.

Vote Required

Shareholder approval of this proposal requires the affirmative vote of a majority of votes cast in favor of the proposal. Abstentions and broker non-votes will not constitute votes cast and therefore will have no effect on the outcome of the vote.

The Board of Directors recommends that the shareholders approve the adoption of the 2009 Management Stock Incentive Plan and, accordingly, recommends that you vote FOR this proposal.

PROPOSAL FOR
ADOPTION OF THE
2009 DIRECTORS’ STOCK INCENTIVE PLAN

Since 1999 the Company has granted certain option awards to non-employee directors of the Company and its subsidiaries under the Company’s 1999 Directors’ Stock Incentive Plan, which was approved by shareholders on May 27, 1999 (the “1999 Directors’ Plan”). The 1999 Directors’ Plan provides that no award may be granted more than ten years after the effective date of the 1999 Directors’ Plan. Therefore, the Board of Directors of the Company has adopted, subject to shareholder approval, the 2009 Directors’ Stock Incentive Plan (the “2009 Directors’ Plan”) so that the Company can make stock-based awards to eligible non-employee directors of the Company and its subsidiaries after expiration of the 1999 Directors’ Plan.

The full text of the 2009 Directors’ Plan is attached as Appendix B. The following general description of certain features of the 2009 Directors’ Plan is qualified in its entirety by reference to the 2009 Directors’ Plan.

Purpose

The purpose of the 2009 Directors’ Plan is to assist the Company in attracting and retaining outside directors and providing them with an incentive to maintain and enhance the Company’s long-term performance record, by enabling them to acquire or increase an ownership interest in the Company in order to strengthen the mutuality of interests between them and the Company’s shareholders, and to provide them with performance incentives.

Summary of 2009 Directors’ Stock Incentive Plan

General.  Awards under the 2009 Directors’ Plan may consist of any combination of non-qualified stock options (“NQSOs” or “options”), and restricted stock grants. Both types of grants are collectively referred to as “awards”.

Administration.  The 2009 Directors’ Plan will be administered by the Company’s Board of Directors (the “Board”). The Board is authorized to select directors eligible for participation in the 2009 Directors’ Plan, grant awards to such directors and determine the timing, form, terms and conditions of the awards under the 2009 Directors’ Plan.

Eligible Participants.  Awards may be granted under the 2009 Directors’ Plan only to members of the Board of Directors of the Company and the directors of its subsidiaries who, in either case, are not also employees of the Company or its subsidiaries. The approximate number of persons eligible to participate herein is ten.

Shares Available.  There are 250,000 shares of the Company’s Common Stock available for awards under the Plan. For purposes of calculating the number shares of Common Stock available under the Plan, each share of Common Stock granted pursuant to a restricted stock award shall count as 1.64 shares of Common Stock. If an award expires, terminates or is canceled without being exercised or becoming vested, new awards covering such shares may be granted under the Plan. No award may be granted more than 10 years after the effective date of the Plan.

The Board may issue awards in any combination it may choose, but it cannot grant awards covering more than the following number of shares to a single participant in any one calendar year:

•	For restricted stock grants: (1) 800 shares for the first three years of this Plan; (2) 900 shares for the next three years of this Plan; and (3) 1,000 shares for the last four years of this Plan.

•	For options: (1) 2,000 shares for the first three years of this Plan; (2) 2,250 shares for the next three years of this Plan; and (3) 2,500 shares for the last four years of this Plan.

•	For a mix of restricted stock awards and options: the maximum number of shares that are subject to an option that may granted to a single participant for that calendar year shall be reduced by: 1.64 multiplied by the number of shares of restricted stock granted to the participant under an award for that calendar year.

Terms and Conditions of NQSOs.  Each NQSO granted under the 2009 Directors’ Plan shall be accompanied by an option agreement in a form approved by the Board. The exercise price for each option must equal the fair market value of the Common Stock at the time the option is granted. Each option will expire no later than ten years from the grant date. Options are not transferable during the participant’s lifetime. Options become exercisable pursuant to a vesting schedule established by the Board at the time an option is granted. To exercise options, participants must provide written notice to the Company, accompanied by payment in full for the shares being acquired. The payment can be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company owned by the participant. The Board may impose such other terms and conditions on the exercise of options as it deems appropriate to serve the purposes of the 2009 Directors’ Plan.

Terms and Conditions of Restricted Stock Grants.  The Board may grant restricted stock, evidenced by a written agreement. Restricted stock may not be sold or transferred by the participant until ownership vests. To the extent required for the restricted stock grant to be exempt under Rule 16b-3, the restricted stock must be held by the participant for at least six months following the date of vesting.

Ownership vests upon satisfaction of one or more of the following criteria as the Board may prescribe: (1) the completion of a specified period of service after the date of grant (the Board may also grant shares that vest immediately upon the date of grant); (2) the attainment of performance-based goals established by the Board as of the date of grant; and/or (3) any other conditions the Board may prescribe.

The Board may establish performance goals based on one or more of the following targets: (1) total shareholder return; (2) earnings per share growth; (3) cash flow growth; (4) return on equity; and/or (5) any other target it deems appropriate.

Except as otherwise determined by the Board, all rights and title to restricted stock terminate and are forfeited upon failure to fulfill all conditions and restrictions applicable to such restricted stock.

Except for the restrictions set forth in the 2009 Directors’ Plan and those specified by the Board in any restricted stock agreement, a holder of restricted stock possesses all the rights of a holder of the Company’s Common Stock (including voting and dividend rights). Prior to vesting, the certificates representing shares of restricted stock are held by the Company for the benefit of the participant. The Board has the discretion to determine at the time of the restricted stock grant whether dividends payable on the participant’s unvested shares shall be (1) paid to the participant or (2) reinvested in additional shares of restricted stock.

Impact of Termination of Employment.  If a director ceases to be a director of the Company by reason of disability or death, then options that were exercisable at the date of disability or death may be exercised at any time within one year, or until the option expires if earlier. If a director ceases to be a director of the Company for any reason other than disability or death, all nonvested options held by the director are forfeited and any options that are vested as of the termination date may be exercised within 90 days, or until the option expires if earlier.

For restricted stock awards that vest based solely on the provision of services for a specified time, termination of employment for any reason results in forfeiture of all nonvested restricted stock awards, unless otherwise provided by the Board. For restricted stock awards that vest based in whole or in part on the attainment of performance-based goals, any termination of employment except death or disability results in the forfeiture of all nonvested restricted stock awards. In the case of a participant who terminates employment on account of death or disability, the Committee has discretion whether to grant a full pro rata portion of the restricted shares (based on the participant’s length of service as of the termination date over the length of the award period), a lesser portion, or no shares at all if the performance-based criteria are eventually attained.

The Board may adopt different rules than set forth above to apply to a director’s stock option or restricted stock awards when a director ceases to be a member of the Board, including, without limitation, accelerating the vesting of awards for directors who cease to be a member of the Board after attaining a specified age.

Rights as Shareholder.  The recipient of an option has no rights as a shareholder unless and until certificates for the underlying shares of Common Stock are issued to the recipient. The recipient of a restricted stock grant has all rights of a shareholder except as otherwise limited by the terms of this 2009 Directors’ Plan.

Change in Control.  In the event of a change in control as defined in the 2009 Directors’ Plan, all option and restricted stock awards vest and become exercisable unless the Committee directs otherwise in a resolution adopted prior to the change in control. Under certain circumstances following a change in control, holders of options may surrender them in exchange for cash in an amount equal to the difference between the exercise price of such option and the fair market value of the Company’s Common Stock on the date of surrender. If a holder does not exercise that right, such holder may exercise the option at any time during the term of such option.

Effective Date.  The effective date of the 2009 Directors’ Plan will be the date this Plan is approved by the affirmative vote of the owners of a majority of the Company’s outstanding shares of Common Stock.

New 2009 Directors’ Plan Benefits

Because future awards will be within the discretion of the Board, it is not possible to predict to whom future awards will be granted under the 2009 Directors’ Plan or the number of shares underlying any award.

Stock options and other Awards previously granted pursuant to the 1999 Directors’ Plan will not be affected by the amendment and restatement of the Plan and will remain outstanding until they are exercised, expire or otherwise terminate.

Amendment and Discontinuance

This Plan may be amended, modified or terminated by the shareholders of the Company or by the Company’s Board of Directors, provided that 2009 Directors’ Plan provisions relating to the amount, price and timing of awards may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code or the regulations thereunder and provided further that the Board may not, without approval of the shareowners, amend the 2009 Directors’ Plan to materially increase the benefits accruing to participants under the 2009 Directors’ Plan, increase the maximum number of shares as to which awards may be granted under the 2009 Directors’ Plan, change the minimum exercise price, change the class of eligible persons, or extend the period for which options may be granted or exercised. Except as required by law, no amendment, modification, or termination of the 2009 Directors’ Plan may, without the written consent of a director to whom any option shall have been granted, adversely affect the rights of such director.

The 2009 Directors’ Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Certain Federal Income Tax Consequences

This tax discussion is a general discussion of the principal tax attributes of options and restricted stock awarded under the 2009 Directors’ Plan based on the tax rules in effect on the effective date of this filing and assumes that options granted under the 2009 Directors’ Plan have an exercise price that is not less than the fair market value of the stock on the date of grant. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonqualified Stock Options.  A participant who is granted a NQSO will not recognize any income at the time of grant, nor is the Company entitled to a tax deduction at the time of grant. On the date a participant exercises the NQSO, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option’s exercise price. The holding period for capital gain and loss purposes will begin on the date of exercise and the participant’s basis in the shares will equal the fair market value of the shares on the date of exercise. When the participant disposes of shares acquired pursuant to a NQSO, any gain or loss on the shares will be treated as long-term or short-term capital gain, depending on the holding period of the shares. The Company will be entitled to a deduction on the date of exercise equal to the amount of ordinary income recognized by the participant.

Restricted Stock.  A participant who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as ordinary income to the participant and will be taxable in the year the restrictions lapse. The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Stock Price

The closing price of our Common Stock on March 6, 2009 was $3.95 per share, as reported by the NASDAQ Global Market.

Vote Required

Shareholder approval of this proposal requires the affirmative vote of a majority of votes cast in favor of the proposal. Abstentions and broker non-votes will not constitute votes cast and therefore will have no effect on the outcome of the vote.

The Board of Directors recommends that the shareholders approve the adoption of the 2009 Directors’ Stock Incentive Plan and, accordingly, recommends that you vote FOR this proposal.

PROPOSAL FOR
ADVISORY APPROVAL OF EXECUTIVE OFFICER COMPENSATION

The Company believes that the executive compensation policies and procedures which have been developed by the Management Development and Compensation Committee of the Board of Directors are appropriately aligned with the long-term interests of our shareholders.

The American Recovery and Reinvestment Act of 2009 (“ARRA”), enacted on February 17, 2009, requires that all participants in the U.S. Treasury Department’s Troubled Asset Relief Program conduct an advisory, non-binding shareholder vote to approve the compensation of their executives. Since the Company participated in that program, the Company is providing shareholders the opportunity to cast an advisory vote on the compensation of the executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to vote on the following resolution:

“RESOLVED, that the shareholders of Financial Institutions, Inc. approve the compensation of its executives named in the Summary Compensation Table in the Proxy Statement for its 2009 Annual Meeting of Shareholders, as well as the Compensation Discussion and Analysis, the tabular disclosures regarding executive compensation and the related narrative disclosure contained in the Proxy Statement.”

Under the ARRA, the vote on this matter is advisory and will therefore not be binding upon the Board of Directors.

The Board of Directors recommends that the shareholders approve the executive officer compensation resolution and, accordingly, recommends a vote FOR this proposal.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any proposal which an FII shareholder wishes to have considered by the Board of Directors for inclusion in FII’s proxy statement for a forthcoming meeting of shareholders must be submitted on a timely basis and meet the requirements of the Securities Exchange Act and FII’s By-laws. Proposals for the 2010 annual meeting will not be deemed to be timely submitted unless they are received by FII, directed to the Corporate Secretary of FII, at its principal executive office, not later than December 5, 2009. Management proxies will be authorized to exercise discretionary voting authority with respect to any other matters unless FII receives such notice thereof at least 60 days prior to the date of the Annual Meeting.

Shareholders may communicate with the Board of Directors or any individual Director by sending such communication to the attention of the Corporate Secretary of FII, who will forward all such communication to the Board or the individual Directors.

NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS
CORPORATION LAW

On August 31, 2008 the Company renewed its policies of management and professional liability primary insurance and excess directors’ and officers’ liability insurance, each for a one-year term, at a total cost of $176,709 in premiums including broker of record commissions. The primary liability policy is carried with OneBeacon Midwest Insurance Company and the excess policy is carried with Federal Insurance Company. Both policies cover all directors and officers of Financial Institutions, Inc. and its subsidiaries.

OTHER MATTERS

The FII Board of Directors knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

The cost of solicitation of proxies will be borne by FII. In addition to solicitation by mail, some officers and employees of FII may, without extra compensation, solicit proxies personally or by telephone or telegraph and FII will request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners and will reimburse their expenses.

To the extent permitted under the Rules of the Securities and Exchange Commission, the information presented in this Proxy Statement under the captions “Audit Committee Report” and “Management Development and Compensation Committee Report,” shall not be deemed to be “soliciting material,” shall not be deemed filed with the SEC and shall not be incorporated by reference in any filing by FII under the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SHAREHOLDERS MAY RECEIVE A COPY OF FII’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE ON REQUEST TO THE CORPORATE SECRETARY, FINANCIAL INSTITUTIONS, INC., 220 LIBERTY STREET, WARSAW, NEW YORK 14569. SHAREHOLDERS MAY ALSO VIEW FII’S ANNUAL REPORT ON FORM 10-K AT THE FII WEBSITE (http://www.fiiwarsaw.com).

April 1, 2009

Appendix A

FINANCIAL INSTITUTIONS, INC.
2009 MANAGEMENT STOCK INCENTIVE PLAN

1.  BACKGROUND AND PURPOSE

Financial Institutions, Inc. (the “Company”) hereby establishes the Financial Institutions, Inc. 2009 Management Stock Incentive Plan (the “Plan”). The purpose of this Plan is to enable the Company and its subsidiaries to attract and retain key employees and provide them with an incentive to maintain and enhance the Company’s long-term performance record. It is intended that this purpose will best be achieved by granting eligible key employees incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), and restricted stock grants, individually or in combination, under this Plan pursuant to the rules set forth in Sections 83, 162(m), 421 and 422 of the Internal Revenue Code, as amended from time to time.

2.  ADMINISTRATION

The Plan shall be administered by the Company’s Compensation Committee (the “Committee”). This Committee shall consist of at least two members of the Company’s Board of Directors all of whom shall, unless the Board determines otherwise, be “outside directors” as this term is defined in Code Section 162(m) and regulations thereunder and “non-employee directors” as this term is used in Rule 16b-3, or any successor provision, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Subject to the provisions of the Plan, the Committee shall possess the authority, in its discretion, (a) to determine the employees of the Company to whom, and the time or times at which, ISOs and/or NQSOs (ISOs and NQSOs are collectively referred to as “options”), and restricted stock grants (all three types of grants are collectively referred to as “awards”) shall be granted; (b) to determine at the time of grant whether an award will be an ISO, a NQSO, a restricted stock grant or a combination of these awards and the number of shares to be subject to each award; (c) to prescribe the form of the award agreements and any appropriate terms and conditions applicable to the awards and to make any amendments to such agreements or awards; (d) to interpret the Plan; (e) to make and amend rules and regulations relating to the Plan; and (f) to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations shall be conclusive and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award granted hereunder.

3.  ELIGIBLE EMPLOYEES

Awards may be granted under the Plan only to employees of the Company and its subsidiaries (which shall include all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent of the voting stock of which is so owned) who have the capability of making a substantial contribution to the success of the Company.

4.  SHARES AVAILABLE

The total number of shares of the Company’s Common Stock (par value of $.01 per share) available in the aggregate for awards under this Plan shall not exceed 690,000 shares. Of those 690,000 shares, not more than 500,000 shares of Common Stock shall be available for ISO awards during the term of the Plan. For purposes of calculating the number of shares of Common Stock available under the Plan, each share of Common Stock granted pursuant to a restricted stock award shall count as 1.64 shares of Common Stock. Shares to be granted may be authorized and unissued shares or may be treasury shares.

The total number of shares covered by all awards granted under this Plan to any one participant in any one calendar year may not exceed 300,000. The Committee may issue awards in any combination it may choose provided that the total number of shares under all such awards to any one participant does not exceed the annual 300,000 individual aggregate limit.

If an award expires, terminates or is canceled without being exercised or becoming vested, new awards may thereafter be granted under the Plan covering such shares unless Rule 16b-3 provides otherwise. No award may be granted more than 10 years after the effective date of the Plan.

5.  TERMS AND CONDITIONS OF ISOS

Each ISO granted under the Plan shall be evidenced by an ISO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

(a) Exercise Price. The exercise price under each option shall equal the fair market value of the Common Stock at the time such option is granted, or, if there was no trading in such stock on the date of such grant, the closing price on the last preceding day on which there was such trading. If an option is granted to an officer or employee who at the time of grant owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company (a “10-percent Shareholder”), the purchase price shall be at least 110 percent of the fair market value of the stock subject to the option.

(b) Duration of Option. Each option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted. In the case of an option granted to a 10-percent Shareholder, the option by its terms shall not be exercisable after the expiration of five years from the date such option is granted.

(c) Options Nontransferable. Each option by its terms shall not be transferable by the participant otherwise than by will or the laws of descent and distribution and shall be exercisable, during the participant’s lifetime, only by the participant, the participant’s guardian or the participant’s legal representative. To the extent required for the option grant and/or exercise to be exempt under Rule 16b-3, options (or the shares of Common Stock underlying the options) must be held by the participant for at least six months following the date of grant.

(d) Exercise Terms. Each option granted under the Plan shall become exercisable pursuant to a vesting schedule established by the Committee at the time an option is granted. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until the tenth anniversary (fifth anniversary for a 10-percent Shareholder) of the date of grant. The Committee may impose such other terms and conditions on the exercise of options as it deems appropriate to serve the purposes for which this Plan has been established.

(e) Maximum Value of ISO Shares. No ISO shall be granted to an employee under this Plan or any other ISO plan of the Company or its subsidiaries to purchase shares as to which the aggregate fair market value (determined as of the date of grant) of the Common Stock which first become exercisable by the employee in any calendar year exceeds $100,000.

(f) Payment of Exercise Price. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company beneficially owned by the participant, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date. For this purpose, fair market value shall equal the closing price of the Company’s Common Stock on the listing exchange on the date the option is exercised, or, if there was no trading in such stock on the date of such exercise, the closing price on the last preceding day on which there was such trading.

6.  TERMS AND CONDITIONS FOR NQSOS

Each NQSO granted under the Plan shall be evidenced by a NQSO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform to this Plan and contain the same terms and conditions as the ISO option agreement except that the 10-percent Shareholder restrictions in Sections 5(a) and 5(b) and the maximum value of share rules of Section 5(e) shall not apply to NQSO grants. To the extent an option initially designated as an ISO exceeds the value limit of Section 5(e), it shall be deemed a NQSO and shall otherwise remain in full force and effect.

7.  TERMS AND CONDITIONS OF RESTRICTED STOCK GRANTS

The Committee may, evidenced by such written agreement as the Committee shall from time to time prescribe, grant to an eligible employee a specified number of shares of the Company’s Common Stock which shall vest only after the attainment of the relevant restrictions described in Section 6(b) below (“restricted stock”). Such restricted stock shall have an appropriate restrictive legend affixed thereto. A restricted stock grant shall be neither an option nor a sale, but shall be subject to the following conditions and restrictions:

(a) Restricted stock may not be sold or otherwise transferred by the participant until ownership vests, provided however, to the extent required for the restricted stock grant to be exempt under Rule 16b-3, the restricted stock must be held by the participant for at least six months following the date of vesting.

(b) Ownership shall vest only following satisfaction of one or more of the following criteria as the Committee may prescribe:

(1) the passage of two years, or such longer period of time as the Committee in its discretion may provide, from the date of grant.

(2) the attainment of performance-based goals established by the Committee as of the date of grant. If the participant’s compensation is subject to the $1 million cap of Code Section 162(m), the Committee may establish such performance goals based on one or more of the following performance measures:

•	total shareholder return

•	earnings per share

•	efficiency ratio

•	net charge offs

•	cash flow growth and/or

•	return on equity.

Performance measures may be established on a corporate, divisional, business unit or consolidated basis and measured absolutely or relative to the Company’s peers. If the participant’s compensation is not intended to qualify as performance based compensation within the meaning of Code Section 162(m), the Committee may establish the performance goal on the basis of the preceding performance measures or any other measure it may from time to time deem appropriate in its discretion.

(3) any other conditions the Committee may prescribe, including a non-compete requirement.

(c) Unless the Committee determines otherwise, the Committee shall grant and administer all performance-based awards under (b)(2) above with the intent of meeting the criteria of Code Section 162(m) for performance-based compensation with respect to participants whose compensation is subject to Code Section 162(m). To this end, the outcome of all targeted goals shall be substantially uncertain on the date of grant; the goals shall be established no later than 90 days following the commencement of service to which the goals relate; the minimum period for attaining each performance goal shall be one year; and the Committee shall certify at the conclusion of the performance period whether the performance-based goals have been attained. Such certification may be made by noting the attainment of the goals in the minutes of the Committee’s meetings.

(d) Except as otherwise determined by the Committee, all rights and title to restricted stock granted to a participant under the Plan shall terminate and be forfeited to the Company upon failure to fulfill all conditions and restrictions applicable to such restricted stock.

(e) Except for the restrictions set forth in this Plan and those specified by the Committee in any restricted stock agreement, a holder of restricted stock shall possess all the rights of a holder of the Company’s Common Stock (including voting and dividend rights); provided, however, that prior to vesting the certificates representing such shares of restricted stock shall be held by the Company for the benefit of the participant and the participant shall deliver to the Company a stock power executed in blank covering such shares. As the shares vest, certificates representing such shares shall be released to the participant. The Committee shall have the discretion to determine at the time of the restricted stock grant (as memorialized in the restricted stock agreement with the participant) whether dividends payable on the participant’s unvested shares shall be (i) paid to the participant or (ii) reinvested in additional shares of restricted stock. If dividends on unvested shares are reinvested in additional shares of restricted stock, all dividends payable on the unvested shares shall be reinvested in the Company’s Common Stock, treated as restricted stock until the underlying restricted shares vest, and, upon such vesting, released to the participant. If the underlying shares do not vest, all shares purchased with the reinvested dividends shall be forfeited.

(f) All other provisions of the Plan not inconsistent with this section shall apply to restricted stock or the holder thereof, as appropriate, unless otherwise determined by the Committee.

8.  GENERAL RESTRICTION ON ISSUANCE OF STOCK CERTIFICATES

The Company shall not be required to deliver any certificate upon the grant, vesting or exercise of any award or option until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to ensure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan. Certificates delivered upon such grant or exercise may bear a legend restricting transfer absent such compliance. Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such awards or the issue or purchase of shares thereunder, such awards may not vest or be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee in the exercise of its reasonable judgment.

9.  IMPACT OF TERMINATION OF EMPLOYMENT

(a) Options. If the employment of a participant terminates by reason of the participant’s disability or death, any option may be exercised, in the case of disability, by the participant or, in the case of death, the participant’s designated beneficiary (or personal representative if there is no designated beneficiary) at any time prior to the earlier of the expiration date of the option or the expiration of one year after the date of disability or death, but only if, and to the extent that the participant was entitled to exercise the option at the date of disability or death. If the employment of a participant terminates on account of retirement, all of the participant’s outstanding options shall become immediately vested and these options together with previously vested but unexercised options may be exercised prior to the earlier of the expiration date of the option or the expiration of 13 months from the date of retirement. For this purpose, “retirement” means any termination of employment on or after a participant is entitled to receive an early retirement benefit under any defined benefit pension plan maintained by the Company or an affiliate in which the participant has any accrued benefit. If the participant does not have an accrued benefit in any such plan, “retirement” means the participant’s termination of employment on or after he has reached age 55. Upon termination of the participant’s employment for any reason other than retirement, disability or death, all nonvested options held by the participant shall be forfeited and any options that are vested on the date of termination may be exercised prior to the earlier of the expiration date of the option or the expiration of 90 days from the date of termination. An option that remains exercisable after the expiration of three months from termination of employment shall be treated as a NQSO after three months even if it would have been treated as an ISO if exercised within three months of termination. Notwithstanding the foregoing, an option may not be exercised after retirement if the Committee reasonably determines that the termination of employment of such participant resulted from willful acts, or failure to act, by the participant detrimental to the Company or any of its subsidiaries.

(b) Restricted Stock Grants.

(1) Passage of Time Vesting. If a participant has been awarded restricted stock whose vesting is conditioned solely on the passage of time, any termination of employment for any reason, shall result in the forfeiture of all restricted stock awards that were not vested prior to the termination of employment except as otherwise provided by the Committee.

(2) Performance-Based Vesting. If a participant has been awarded restricted stock whose vesting is based solely on the attainment of performance-based goals or partly on the attainment of performance-based goals and partly on the passage of time, any termination of employment except death, disability or retirement on or after age 62 (or early retirement after age 55) shall result in the forfeiture of all restricted stock awards that were not vested prior to the termination of employment. A participant who terminates employment on account of death, disability or retirement may, if the performance-based criteria are eventually attained, be awarded (or, in the event of death, the participant’s designated beneficiary or personal representative if there is no designated beneficiary shall be awarded) up to a pro rata portion of the restricted shares based on the participant’s length of service as of his or her termination of employment over the length of the award period ending on the date the performance-based criteria are satisfied (or the passage of time would have been satisfied, if later, for an award based in part on performance goals and in part on the passage of time). The Committee shall have the discretion whether to grant a full pro rata portion of the restricted shares, a lesser portion or no shares at all under this subsection (b)(ii).

(c) Acts Not Constituting Termination of Employment. Unless otherwise determined by the Committee, an authorized leave of absence shall not constitute a termination of employment for purposes of this Plan. In addition, participants who transfer employment within the Financial Institutions group of companies shall not be considered to have terminated employment. Any such transferred participants shall remain eligible to exercise previously granted options and to vest in restricted stock awards in accordance with their terms as if no termination occurred and shall be eligible to receive additional awards pursuant to the terms of employment with their new employer.

Notwithstanding the forgoing, the Committee may adopt different rules than set forth above to apply to a participant’s stock option awards or restricted stock grants when a participant’s employment terminates, including, without limitation, forfeiting options that are not vested when the participant’s employment terminates. Such rules shall be set forth in the participant’s award agreement.

10.  ADJUSTMENT OF SHARES

In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an award under the Plan and the number and kind of unexercised options and unvested shares set forth in awards under outstanding agreements and the price per share shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

11.  WITHHOLDING TAXES

Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, or whenever restricted stock vests, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local income and employment withholding tax requirements prior to the delivery of any certificate or certificates for such shares or to take any other appropriate action to satisfy such withholding requirements. Notwithstanding the foregoing, subject to such rules as the Committee may promulgate and compliance with any requirements under Rule 16b-3, the recipient may satisfy such obligation in whole or in part by electing to have the Company withhold shares of Common Stock from the shares to which the recipient is otherwise entitled.

12.  NO EMPLOYMENT RIGHTS

The Plan and any awards granted under the Plan shall not confer upon any participant any right with respect to continuance as an employee of the Company or any subsidiary, nor shall they interfere in any way with the right of the Company or any subsidiary to terminate the participant’s position as an employee at any time.

13.  RIGHTS AS A SHAREHOLDER

The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for the underlying shares of Common Stock are issued to the recipient. The recipient of a restricted stock grant shall have all rights of a shareholder except as otherwise limited by the terms of this Plan.

14.  AMENDMENT AND DISCONTINUANCE

This Plan may be amended, modified or terminated by the Committee or by the shareholders of the Company, except that the Committee may not, without approval of the shareholders, adopt a Plan amendment to materially increase the benefits accruing to participants under the Plan, increase the maximum number of shares as to which awards may be granted under the Plan, change the basis for making performance-based awards for participants whose compensation is subject to Section 162(m), change the minimum exercise price of options, change the class of eligible persons, extend the period for which awards may be granted or exercised, or withdraw the authority to administer the Plan from the Committee or a committee of the Committee consisting solely of outside directors unless the Board determines that inside directors may serve on the Committee. Notwithstanding the foregoing, to the extent permitted by law, the Committee may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time. Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of a participant to whom any award shall theretofore have been granted, adversely affect the rights of such participant under such award.

15.  CHANGE IN CONTROL

(a) Notwithstanding other provisions of the Plan, in the event of a change in control of the Company (as defined in subsection (c) below), all of a participant’s restricted stock awards shall become immediately vested to the same extent as if all restrictions had been satisfied and all options shall become immediately vested and exercisable, unless directed otherwise by a resolution of the Committee adopted prior to and specifically relating to the occurrence of such change in control.

(b) In the event of a change in control each participant holding an exercisable option (i) shall have the right at any time thereafter during the term of such option to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the Plan, and (ii) may, subject to Committee approval and after written notice to the Company within 60 days after the change in control, or, if the participant is an officer subject to Section 16 of the Exchange Act and to the extent required to exempt the transaction under Rule 16b-3, during the period beginning on the third business day and ending on the twelfth business day following the first release for publication by the Company after such change of control of a quarterly or annual summary statement of earnings, which release occurs at least six months following grant of the option, whichever period is longer, receive, in exchange for the surrender of the option or any portion thereof to the extent the option is then exercisable in accordance with clause (i), an amount of cash equal to the difference between the fair market value (as determined by the Committee) on the date of surrender of the Common Stock covered by the option or portion thereof which is so surrendered and the option price of such Common Stock under the option.

(c) For purposes of this section, “change in control” means:

(1) there shall be consummated

(i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company’s common stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Company immediately before the consolidation or merger; or

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

(2) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(3) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the Company’s then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 20% beneficial owner; or

(4) individuals who constitute the Company’s Board of Directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (4), considered as though such person were a member of the Incumbent Board.

16. EFFECTIVE DATE

The effective date of the Plan shall be the date this Plan is approved by the affirmative vote of the owners of a majority of the Company’s outstanding shares of Common Stock.

17. DEFINITIONS

Any terms or provisions used herein which are defined in Sections 83, 162(m), 421, or 422 of the Internal Revenue Code as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time awards are made hereunder, shall have the meanings as therein defined.

18. 409A

All awards granted under this Plan are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the terms of such awards shall be applied and interpreted in accordance with that intent.

19. GOVERNING LAW

To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to awards, this Plan and any award agreement adopted pursuant to it shall be construed under the laws of the State of New York.

Dated: , 2009	FINANCIAL INSTITUTIONS, INC.

By:
Title: President and CEO

Date of Shareholder Approval:          , 2009

Appendix B

FINANCIAL INSTITUTIONS, INC.
2009 DIRECTORS’ STOCK INCENTIVE PLAN

1.  BACKGROUND AND PURPOSE

Financial Institutions, Inc. (the “Company”) hereby establishes the Financial Institutions, Inc. 2009 Directors’ Stock Incentive Plan (the “Plan”). The purpose of the Plan is to enable the Company to attract and retain outside directors and provide them with an incentive to maintain and enhance the Company’s long-term performance record. It is intended that this purpose will best be achieved by granting eligible directors nonqualified stock options (“NQSOs” or “options”) and restricted stock grants, individually or in combination, under this Plan pursuant to the rules set forth in Sections 83 of the Internal Revenue Code, as amended from time to time.

2. ADMINISTRATION

The Plan shall be administered by the Company’s Board of Directors (the “Board”). Subject to the provisions of the Plan, the Board shall possess the authority, in its discretion, (a) to determine the directors of the Company to whom, and the time or times at which, NQSOs and restricted stock grants (both types of grants are collectively referred to as “awards”) shall be granted; (b) to determine at the time of grant whether an award will be a NQSO, a restricted stock grant or a combination of these awards and the number of shares to be subject to each award; (c) to prescribe the form of the award agreements and any appropriate terms and conditions applicable to the awards and to make any amendments to such agreements or awards; (d) to interpret the Plan; (e) to make and amend rules and regulations relating to the Plan; and (f) to make all other determinations necessary or advisable for the administration of the Plan. The Board’s determinations shall be conclusive and binding. No member of the Board shall be liable for any action taken or decision made in good faith relating to the Plan or any award granted hereunder.

3. ELIGIBLE PARTICIPANTS

Members of the Board of Directors of the Company and the directors of its subsidiaries who, in either case, are not also employees of the Company or its subsidiaries are eligible to participate in this Plan.

4. SHARES AVAILABLE

An aggregate of 250,000 shares of the Common Stock (par value $.01 per share) of the Company (subject to substitution or adjustment as provided in Section 9 hereof) shall be available for the grant of awards under the Plan. Such shares may be authorized and unissued shares. For purposes of calculating the number of shares of Common Stock available under the Plan, each share of Common Stock granted pursuant to a restricted stock award shall count as 1.64 shares of Common Stock. If an option expires, terminates or is cancelled without being exercised, new options may thereafter be granted covering such shares. If an award expires, terminates or is canceled without being exercised or becoming vested, new awards may thereafter be granted under the Plan covering such shares unless Rule 16b-3 provides otherwise. No awards may be granted more than ten years after the effective date of the Plan.

The Board may determine the appropriate mix of options or restricted stock awards that should be granted to a participant in a calendar year. However, the maximum amount of shares that are subject to an award or awards that are granted to a single participant in a single calendar year is limited by the following rules:

•	The maximum number of shares that may be granted to a single participant in a single calendar year in the form of an award of a restricted stock grant is: (i) 800 shares for the first three years of this Plan; (ii) 900 shares for the next three years of this Plan; and (iii) 1000 shares for the last four years of this Plan.

•	The maximum number of shares that are subject to an option granted to a single participant in a single calendar year is: (i) 2,000 shares for the first three years of this Plan; (ii) 2,250 shares for the next three years of this Plan; and (iii) 2,500 shares for the last four years of this Plan.

•	In the event that the Board determines to grant participants a mix of restricted stock awards and options in a single calendar year the maximum number of shares that are subject to an option that may granted to a single participant for that calendar year shall be reduced by: 1.64 multiplied by the number of shares of restricted stock granted to the participant under an award for that calendar year.

5. TERMS AND CONDITIONS OF NQSOS

Each NQSO granted under the Plan shall be evidenced by an NQSO option agreement in such form as the Board shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

(a) Exercise Price. The exercise price under each option shall equal the fair market value of the Common Stock at the time such option is granted, or, if there was no trading in such stock on the date of such grant, the closing price on the last preceding day on which there was such trading.

(b) Duration of Option. Each option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted.

(c) Options Nontransferable. Each option by its terms shall not be transferable by the participant otherwise than by will or the laws of descent and distribution and shall be exercisable, during the participant’s lifetime, only by the participant, the participant’s guardian or the participant’s legal representative. To the extent required for the option grant and/or exercise to be exempt under Rule 16b-3, options (or the shares of Common Stock underlying the options) must be held by the participant for at least six months following the date of grant.

(d) Exercise Terms. Each option granted under the Plan shall become exercisable pursuant to a vesting schedule established by the Board at the time an option is granted. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until the tenth anniversary of the date of grant. The Board may impose such other terms and conditions on the exercise of options as it deems appropriate to serve the purposes for which this Plan has been established.

(e) Payment of Exercise Price. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company beneficially owned by the participant, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date. For this purpose, fair market value shall equal the closing price of the Company’s Common Stock on the listing exchange on the date the option is exercised, or, if there was no trading in such stock on the date of such exercise, the closing price on the last preceding day on which there was such trading.

6. TERMS AND CONDITIONS OF RESTRICTED STOCK GRANTS

The Board may, evidenced by such written agreement as the Board shall from time to time prescribe, grant to an eligible director a specified number of shares of the Company’s Common Stock which shall vest only after the attainment of the relevant restrictions described in Section 6(b) below (“restricted stock”). Such restricted stock shall have an appropriate restrictive legend affixed thereto. A restricted stock grant shall be neither an option nor a sale, but shall be subject to the following conditions and restrictions:

(a) Restricted stock may not be sold or otherwise transferred by the participant until ownership vests, provided however, to the extent required for the restricted stock grant to be exempt under Rule 16b-3, the restricted stock must be held by the participant for at least six months following the date of vesting.

(b) Ownership shall vest upon satisfaction of one or more of the following criteria as the Board may prescribe:

(1) the completion of a specified period of service after the date of grant; provided that the Board may also grant shares that vest immediately upon the date of grant.

(2) the attainment of performance-based goals established by the Board as of the date of grant. The Board may establish such performance goals based on one or more of the following targets:

•	total shareholder return

•	earnings per share growth

•	cash flow growth

•	return on equity and/or

•	any other target it may from time to time deem appropriate in its discretion.

(3) any other conditions the Board may prescribe.

(c) Except as otherwise determined by the Board or in the restricted stock agreement, all rights and title to restricted stock granted to a participant under the Plan shall terminate and be forfeited to the Company upon failure to fulfill all conditions and restrictions applicable to such restricted stock.

(d) Except for the restrictions set forth in this Plan and those specified by the Board in any restricted stock agreement, a holder of restricted stock shall possess all the rights of a holder of the Company’s Common Stock (including voting and dividend rights); provided, however, that prior to vesting the certificates representing such shares of restricted stock shall be held by the Company for the benefit of the participant and the participant shall deliver to the Company a stock power executed in blank covering such shares. As the shares vest, certificates representing such shares shall be released to the participant. The Board shall have the discretion to determine at the time of the restricted stock grant (as memorialized in the restricted stock agreement with the participant) whether dividends payable on the participant’s unvested shares shall be (i) paid to the participant or (ii) reinvested in additional shares of restricted stock. If dividends on unvested shares are reinvested in additional shares of restricted stock, all dividends payable on the unvested shares shall be reinvested in the Company’s Common Stock, treated as restricted stock until the underlying restricted shares vest, and, upon such vesting, released to the participant. If the underlying shares do not vest, all shares purchased with the reinvested dividends shall be forfeited.

(e) All other provisions of the Plan not inconsistent with this section shall apply to restricted stock or the holder thereof, as appropriate, unless otherwise determined by the Board.

7. GENERAL RESTRICTION ON ISSUANCE OF STOCK CERTIFICATES

The Company shall not be required to deliver any certificate upon the grant, vesting or exercise of any award or option until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to ensure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan. Certificates delivered upon such grant or exercise may bear a legend restricting transfer absent such compliance. Each award shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such awards or the issue or purchase of shares thereunder, such awards may not vest or be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board in the exercise of its reasonable judgment.

8. IMPACT OF TERMINATION OF EMPLOYMENT

(a) Options.

(1) If the Director ceases to be a director of the Company for any reason other than disability or death, options which are not yet vested at termination are automatically forfeited as of the date of the Director ceases to be a director of the Company. Vested options may be exercised at any time prior to the earlier of the Expiration Date or the expiration of 90 days from the date of termination. “Disability” means an illness or other condition which has incapacitated the Director or can reasonably be expected to incapacitate Director from performing his duties for a period of at least six months as determined in good faith by the Board.

(2) If the Director ceases to be a director of the Company by reason of disability or death, this option may be exercised by the Director in the case of disability and, in the case of death, by the Director’s designated beneficiary (or personal representative in the even there is no designated beneficiary) at any time prior to the earlier of the expiration of the option or the expiration of one year following the date employment terminated due to disability or death but only if, and to the extent that, the Director was entitled to exercise this option at the time of disability or death.

(b) Restricted Stock Grants.

(1) Provision of Services Vesting. If a participant has been awarded restricted stock whose vesting is conditioned solely on the provision of services for a specified time, any termination of employment for any reason, shall result in the forfeiture of all restricted stock awards that were not vested prior to the termination of employment except as otherwise provided by the Board.

(2) Performance-Based Vesting. If a participant has been awarded restricted stock whose vesting is based solely on the attainment of performance-based goals or partly on the attainment of performance-based goals and partly on the passage of time, any termination of employment except death or disability shall result in the forfeiture of all restricted stock awards that were not vested prior to the termination of employment. A participant who terminates employment on account of death or disability may, if the performance-based criteria are eventually attained, be awarded (or, in the event of death, the participant’s designated beneficiary or personal representative if there is no designated beneficiary shall be awarded) up to a pro rata portion of the restricted shares based on the participant’s length of service as of his or her termination of employment over the length of the award period ending on the date the performance-based criteria are satisfied (or the passage of time would have been satisfied, if later, for an award based in part on performance goals and in part on the passage of time). The Board shall have the discretion whether to grant a full pro rata portion of the restricted shares, a lesser portion or no shares at all under this subsection (b)(2).

Notwithstanding the forgoing, the Board may adopt different rules than set forth above to apply to a director’s stock option or restricted stock awards when a director ceases to be a member of the Board, including, without limitation, accelerating the vesting of awards for directors who cease to be a member of the Board after attaining a specified age. Such rules shall be set forth in the director’s award agreement.

9. ADJUSTMENT OF SHARES

In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, splitup, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an award under the Plan and the number and kind of unexercised options and unvested shares set forth in awards under outstanding agreements and the price per share shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

10. NO EMPLOYMENT RIGHTS

The Plan and any awards granted under the Plan shall not confer upon any director any right with respect to continuance as a director of the Company, nor shall they interfere in any way with any right the Company may have to terminate the director’s position as a director at any time.

11. RIGHTS AS A SHAREHOLDER

The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for the underlying shares of Common Stock are issued to the recipient. The recipient of a restricted stock grant shall have all rights of a shareholder except as otherwise limited by the terms of this Plan.

12. AMENDMENT AND DISCONTINUANCE

This Plan may be amended, modified or terminated by the shareholders of the Company or by the Company’s Board of Directors, provided that Plan provisions relating to the amount, price and timing of awards may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code or the regulations thereunder and provided further that the Board may not, without approval of the shareowners, amend the Plan to materially increase the benefits accruing to participants under the Plan, increase the maximum number of shares as to which awards may be granted under the Plan, change the minimum exercise price, change the class of eligible persons, extend the period for which options may be granted or exercised, or withdraw the authority to administer the Plan from the Board or a Board of the Board.

Notwithstanding the foregoing, to the extent permitted by law, the Board may amend the Plan without the approval of shareowners, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time. Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of a director to whom any option shall theretofore have been granted, adversely affect the rights of such director under such option.

13. CHANGE IN CONTROL

(a) Notwithstanding other provisions of the Plan, in the event of a change in control of the Company (as defined in subsection (c) below), all of a participant’s restricted stock awards shall become immediately vested to the same extent as if all restrictions had been satisfied and all options shall become immediately vested and exercisable, unless directed otherwise by a resolution of the Board adopted prior to and specifically relating to the occurrence of such change in control.

(b) In the event of a change in control each participant holding an exercisable option (i) shall have the right at any time thereafter during the term of such option to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the Plan, and (ii) may, subject to Board approval and after written notice to the Company within 60 days after the change in control, or, if the participant is an officer subject to Section 16 of the Exchange Act and to the extent required to exempt the transaction under Rule 16b-3, during the period beginning on the third business day and ending on the twelfth business day following the first release for publication by the Company after such change of control of a quarterly or annual summary statement of earnings, which release occurs at least six months following grant of the option, whichever period is longer, receive, in exchange for the surrender of the option or any portion thereof to the extent the option is then exercisable in accordance with clause (i), an amount of cash equal to the difference between the fair market value (as determined by the Board) on the date of surrender of the Common Stock covered by the option or portion thereof which is so surrendered and the option price of such Common Stock under the option.

(c) For purposes of this section, “change in control” means:

(1) there shall be consummated

(i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company’s common stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly owned subsidiary of the Company immediately before the consolidation or merger; or

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

(2) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(3) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d3 under the Exchange Act), directly or indirectly, of 20% or more of the Company’s then outstanding common stock, provided that such person shall not be a wholly owned subsidiary of the

(4) Company immediately before it becomes such 20% beneficial owner; or individuals who constitute the Company’s Board of Directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (4), considered as though such person were a member of the Incumbent Board.

14. EFFECTIVE DATE

The effective date of the Plan shall be the date this Plan is approved by the affirmative vote of the owners of a majority of the Company’s outstanding shares of Common Stock.

15. DEFINITIONS

Any terms or provisions used herein which are defined in Section 83 of the Internal Revenue Code of 1986, as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time awards are made hereunder, shall have the meanings as therein defined.

16. 409A

All awards granted under this Plan are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the terms of such awards shall be applied and interpreted in accordance with that intent.

17. GOVERNING LAW

To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to awards, this Plan and any award agreement adopted pursuant to it shall be construed under the laws of the State of New York.

Dated: , 2009	FINANCIAL INSTITUTIONS, INC.

By:
Title: President and CEO

Date of Shareholder Approval:          , 2009

ANNUAL MEETING OF SHAREHOLDERS OF FINANCIAL INSTITUTIONS, INC. May 6, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.fiiwarsaw.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. -20333300000000000000 0 050609 THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEES O Karl V. Anderson, Jr. O Erland E. Kailbourne WITHHOLD AUTHORITY O Robert N. Latella FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 2. Proposal to approve adoption of the 2009 Management Stock Incentive Plan. 3. Proposal to approve adoption of the 2009 Directors’ Stock Incentive Plan. 4. Proposal to approve, on a non-binding basis, the compensation of the Named Executive Officers. 5. In accordance with their judgment in connection with the transaction of such other business, if any, as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AS SET FORTH IN THE PROXY STATEMENT AND FOR EACH OF THE PROPOSALS. PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE. *** YOUR PROXY VOTE IS IMPORTANT *** No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting. It is important that you vote so that FII will not have to bear the unnecessary expense of another solicitation of proxies. Signature of Shareholder Date: Signature of Shareholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving If signer is a partnership, please sign in partnership name by authorized person. full title as such.

0 FINANCIAL INSTITUTIONS, INC. ANNUAL MEETING OF SHAREHOLDERS May 6, 2009 The undersigned hereby appoints Peter G. Humphrey, Ronald A. Miller and Sonia M. Dumbleton, or any of them, with full powers of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Financial Institutions, Inc. to be held on May 6, 2009 and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present, and to vote as set forth on the reverse all shares of stock which the undersigned may be entitled to vote at said meeting, hereby revoking any earlier proxy for said meeting. (Continued and to be signed on the other side.) 14475

ANNUAL MEETING OF SHAREHOLDERS OF FINANCIAL INSTITUTIONS, INC. May 6, 2009 PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at www.fiiwarsaw.com Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. —— — 20333300000000000000 0 050609 THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEES O Karl V. Anderson, Jr. O Erland E. Kailbourne WITHHOLD AUTHORITY O Robert N. Latella FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 2. Proposal to approve adoption of the 2009 Management Stock Incentive Plan. 3. Proposal to approve adoption of the 2009 Directors’ Stock Incentive Plan. 4. Proposal to approve, on a non-binding basis, the compensation of the Named Executive Officers. 5. In accordance with their judgment in connection with the transaction of such other business, if any, as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AS SET FORTH IN THE PROXY STATEMENT AND FOR EACH OF THE PROPOSALS. PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE. *** YOUR PROXY VOTE IS IMPORTANT *** No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting. It is important that you vote so that FII will not have to bear the unnecessary expense of another solicitation of proxies. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney , trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 FINANCIAL INSTITUTIONS, INC. ANNUAL MEETING OF SHAREHOLDERS May 6, 2009 The undersigned hereby appoints Peter G. Humphrey, Ronald A. Miller and Sonia M. Dumbleton, or any of them, with full powers of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Financial Institutions, Inc. to be held on May 6, 2009 and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present, and to vote as set forth on the reverse all shares of stock which the undersigned may be entitled to vote at said meeting, hereby revoking any earlier proxy for said meeting. (Continued and to be signed on the other side.) 14475

ANNUAL MEETING OF SHAREHOLDERS OF FINANCIAL INSTITUTIONS, INC. May 6, 2009 401K NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.fiiwarsaw.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20333300000000000000 0 050609 THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEES O Karl V. Anderson, Jr. O Erland E. Kailbourne WITHHOLD AUTHORITY O Robert N. Latella FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN
2. Proposal to approve adoption of the 2009 Management Stock Incentive Plan. 3. Proposal to approve adoption of the 2009 Directors’ Stock Incentive Plan. 4. Proposal to approve, on a non-binding basis, the compensation of the Named Executive Officers. 5. In accordance with their judgment in connection with the transaction of such other business, if any, as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AS SET FORTH IN THE PROXY STATEMENT AND FOR EACH OF THE PROPOSALS. PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE. *** YOUR PROXY VOTE IS IMPORTANT *** No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting. It is important that you vote so that FII will not have to bear the unnecessary expense of another solicitation of proxies. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving If signer is a partnership, please sign in partnership name by authorized person. full title as such.

0 FINANCIAL INSTITUTIONS, INC. ANNUAL MEETING OF SHAREHOLDERS 401K May 6, 2009 The undersigned hereby appoints Peter G. Humphrey, Ronald A. Miller and Sonia M. Dumbleton, or any of them, with full powers of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Financial Institutions, Inc. to be held on May 6, 2009 and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present, and to vote as set forth on the reverse all shares of stock which the undersigned may be entitled to vote at said meeting, hereby revoking any earlier proxy for said meeting. (Continued and to be signed on the other side.) 14475 ·

ANNUAL MEETING OF SHAREHOLDERS OF · FINANCIAL INSTITUTIONS, INC. · May 6, 2009 · 401K · PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at www.fiiwarsaw.com Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20333300000000000000 0 050609 THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEES O Karl V. Anderson, Jr. O Erland E. Kailbourne WITHHOLD AUTHORITY O Robert N. Latella FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Proposal to approve adoption of the 2009 Management Stock Incentive Plan. 3. Proposal to approve adoption of the 2009 Directors’ Stock Incentive Plan. 4. Proposal to approve, on a non-binding basis, the compensation of the Named Executive Officers. 5. In accordance with their judgment in connection with the transaction of such other business, if any, as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AS SET FORTH IN THE PROXY STATEMENT AND FOR EACH OF THE PROPOSALS. PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE. *** YOUR PROXY VOTE IS IMPORTANT *** No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting. It is important that you vote so that FII will not have to bear the unnecessary expense of another solicitation of proxies. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving If signer is a partnership, please sign in partnership name by authorized person. full title as such.

0 FINANCIAL INSTITUTIONS, INC. ANNUAL MEETING OF SHAREHOLDERS 401K May 6, 2009 The undersigned hereby appoints Peter G. Humphrey, Ronald A. Miller and Sonia M. Dumbleton, or any of them, with full powers of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Financial Institutions, Inc. to be held on May 6, 2009 and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present, and to vote as set forth on the reverse all shares of stock which the undersigned may be entitled to vote at said meeting, hereby revoking any earlier proxy for said meeting. (Continued and to be signed on the other side.) 14475